Execution Version

AGCO INTERNATIONAL HOLDINGS B.V.
as Issuer,
AGCO CORPORATION
as Guarantor,
HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee, Paying Agent, Transfer Agent and Registrar

INDENTURE
Dated as of
October 6, 2021

0.800% Senior Notes due 2028

TABLE OF CONTENTS
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Section 4.02. Maintenance of Office or Agency	43
Section 4.03. Appointments to Fill Vacancies in Trustee’s Office	44
Section 4.04. Provisions as to Paying Agent	43
Section 4.05. Existence	45
Section 4.06. Limitation on Liens	46
Section 4.07. Limitation on Sale and Lease-Back Transactions	47
Section 4.08. Offer to Repurchase Upon a Change of Control Triggering Event	48
Section 4.09. OFAC	50
Section 4.10. Compliance Certificate; Notice of Default	50
Section 4.11. Additional Amounts	51
ARTICLE 5 Noteholders’ Lists and Reports by the Issuer
Section 5.01. Issuer to Furnish Trustee Names and Addresses of Noteholders	53
Section 5.02. Preservation and Disclosure of Lists	54
Section 5.03. Reports by Guarantor	54
ARTICLE 6 Remedies of the Trustee and Noteholders on an Event of Default
Section 6.01. Events of Default; Acceleration	54
Section 6.02. Payments of Notes on Default; Suit Therefor	57
Section 6.03. Application of Monies Collected by Trustee	59
Section 6.04. Proceedings by Noteholder	60
Section 6.05. Proceedings by Trustee	61
Section 6.06. Remedies Cumulative and Continuing	61
Section 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders	61
Section 6.08. Undertaking to Pay Costs	62
Section 6.09. Waiver of Stay or Extension Laws	62
ARTICLE 7 The Trustee
Section 7.01. Certain Duties and Responsibilities	62
Section 7.02. Notice of Defaults or Events of Default	63
Section 7.03. Certain Rights of the Trustee	63
Section 7.04. Trustee’s Disclaimer	65
Section 7.05. May Hold Notes	66
Section 7.06. Monies to be Held in Trust	66
Section 7.07. Compensation and Reimbursement	66
Section 7.08. Corporate Trustee Required; Eligibility	67
Section 7.09. Resignation and Removal of Trustee; Appointment of Successor	67
Section 7.10. Acceptance of Appointment of Successor	68
Section 7.11. Merger, Conversion, Consolidation or Succession to Business	69
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Execution Version
INDENTURE
INDENTURE dated as of October 6, 2021, by and among AGCO International Holdings B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with corporate seat in Grubbenvorst and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 12067080 (hereinafter called the “Issuer”), AGCO Corporation, a Delaware corporation (hereinafter called the “Guarantor”), HSBC Bank USA, National Association, as trustee (hereinafter referred to as the “Trustee” and as Paying Agent, Transfer Agent and Registrar (as such terms are used and defined below)).
WITNESSETH:
WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issue of its 0.800% Senior Notes due 2028 (hereinafter called the “Notes”), in an aggregate principal amount not to exceed €600,000,000 on the date hereof, and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture;
WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of certificate of transfer and a form of certificate of exchange are to be substantially in the forms hereinafter provided for; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized Authenticating Agent, as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Issuer covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
0.800% Senior Notes Due 2028
Section 1.01.Establishment.
There is hereby established a new series of Notes to be issued under this Indenture, to be designated as the Issuer’s 0.800% Senior Notes due 2028. There are to be initially authenticated and delivered up to €600,000,000 principal amount of the Notes. The Notes shall be issued in fully registered form without coupons.

Section 1.02.Definitions.
The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings specified in this Section 1.02 for all purposes of this Indenture and any indenture supplemental hereto. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Section 1.02 include the plural as well as the singular.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Paying Agent, Registrar, Authenticating Agent, co-registrar, or Transfer Agent
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the CSK, Euroclear and/or Clearstream that apply to such transfer or exchange.
“Attributable Debt” means the present value (discounted at the weighted average interest rate borne by the Notes outstanding at the time of such Sale and Leaseback Transaction compounded semi-annually) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended).
“Board of Directors” means the Board of Directors of the Issuer or the Guarantor, as the case may be, or a committee of such Board of Directors duly authorized to act for it hereunder.
“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in the City of New York or the City of London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the “TARGET2 system”), or any successor thereto, operates. If any interest payment date, maturity date or redemption date is not a business day, then the related payment for such interest payment date, maturity date or redemption date shall be paid on the next succeeding business day with the same force and effect as if made on such interest payment date, maturity date or redemption date, as the case may be, and no further interest shall accrue as a result of such delay.
“Change of Control” means the occurrence of any one of the following:
(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended (the “Exchange Act”)) other than to the Guarantor or one of its subsidiaries;
(b) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Guarantor, measured by voting power rather than number of shares;
(c) The Guarantor consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Guarantor or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Guarantor outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;
(d) the first day on which the majority of the members of the board of directors of the Guarantor cease to be Continuing Directors; or
(e) the adoption by the shareholders of the Guarantor of a plan relating to the liquidation or dissolution of the Guarantor.
“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies, on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement of the transaction that constitutes or may constitute any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Clearing System” means Euroclear or Clearstream, as the case may be and/or any additional or alternative clearing system approved by the Issuer, the Trustee and the Paying Agent (provided that such additional or alternative clearing system must also be authorized to hold the Notes as eligible collateral for Eurosystem monetary policy and intra-day credit operations) collectively.
“Clearstream” means Clearstream Banking, société anonyme and its successors.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Commodity Agreement” means any forward contract, commodity swap, commodity option or other financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker selected by the Issuer, a German government bond (Bundesanieihe) whose maturity is closest to the maturity of the Notes being redeemed, or if such Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by such Independent Investment Banker, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes, if they were to be purchased at such price on the third (3rd) Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (New York time) on such Business Day as determined by an Independent Investment Banker selected by the Issuer.
“Common Service Provider” means, with respect to Notes issued in the form of a Global Note in accordance with the New Safekeeping Structure, HSBC Bank plc which is the entity appointed by the ICSDs to service the Notes, or such successor as the ICSDs shall designate.
“Consolidated Net Tangible Assets” means the Guarantor’s and its Restricted Subsidiaries’ total assets (including, without limitation, any net investments in subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (except for indebtedness payable by its terms more than one year from the date of incurrence thereof or renewable or extendible at the option of the obligor for a period ending more than one year after such date of incurrence) and (b) all goodwill, trade names, trademarks, franchises, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by the Guarantor and its Restricted Subsidiaries as of the end of the fiscal year preceding the date of determination in accordance with GAAP; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.
“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Guarantor who:
(1) was a member of such board of directors of the Guarantor on the date of the Indenture; or
(2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board” of directors at the time of such nomination, election or appointment (or such lesser number comprising a majority of a nominating committee if authority for such nomination, election or appointment has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.
“Corporate Trust Office” means the designated office of the Trustee at 452 Fifth Avenue, New York, New York 10018.
“CSK” means with respect to Notes issued in the form of a Global Note in accordance with the New Safekeeping Structure, Euroclear, which is the entity elected by the Paying Agent as Common Safekeeper, or such successor as Euroclear shall designate.
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Noteholder thereof and issued in accordance with Section 2.07(c) hereof, substantially in the form of Exhibit A hereto, as the case may be, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Euro” or “€” means the currency of the member states of the European Economic and Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.
“Euroclear” means Euroclear Bank S.A./N.V., and its successors, as operator of the Euroclear system.
“European Union” means the economic and monetary union as contemplated in the Treaty on European Union as of January 1, 2004.
“Fitch” means Fitch Inc., and its successors.
“GAAP” means U.S. generally accepted accounting principles as are set forth in the statements and pronouncements of the Financial Accounting Standards Board and in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in such other statements by such other Person as have been approved by a significant segment of the accounting profession or which have other substantial authoritative support in the United States and are applicable in the circumstances, in each case, as applied on a consistent basis, which are in effect as of the issuance date of the Notes. For the avoidance of doubt, any lease, whether now existing or hereafter entered into, that would be treated as an operating lease under GAAP as in effect on October 6, 2021, will be treated as an operating lease for all purposes of the Indenture.
“Global Note Legend” means the legend set forth in Section 2.07(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means one or more permanent, registered securities in global form and includes any Global Note intended to be held under the New Safekeeping Structure and registered in the name of a nominee for the Common Safekeeper.
“Government Obligations” (x) any security which is (i) a direct obligation of the German government or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government, the central bank of the German government or a governmental agency of the German government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof
“Guarantee” means a guarantee by the Guarantor of the Issuer’s obligations under this Indenture and any Securities and as provided in the applicable Board Resolution and Officer’s Certificate or by supplemental indenture establishing the terms of the Notes.
“Hedging Obligations” of any person means the obligations of such person pursuant to any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates, any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values, any forward contract, commodity swap, commodity option or other financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices or any derivative contract entered into to hedge interest rate risk, currency exchange risk, and commodity price risk.
“ICSD(s)” means Clearstream and/or Euroclear, as the case may be and/or any additional or alternative clearing system approved by the Issuer (provided that such additional or alternative clearing system must also be authorized to hold a Global Note as eligible collateral for Eurosystem monetary policy and intra-day credit operations) collectively.
“Independent Investment Banks”“ means any of BNP Paribas, J.P. Morgan AG or Coöperatieve Rabobank U.A. or if none of such firms are willing or able to select the applicable Comparable Government Bond, a leading independent investment banking institution appointed by the Issuer.
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means BNP Paribas, J.P. Morgan AG or Coöperatieve Rabobank U.A., among others.
“Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) and the equivalent Investment Grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Guarantor under the circumstances permitting it to select a replacement Rating Agency and in the manner for selecting a replacement Rating Agency, in each case as set forth in the definition of “Rating Agency.”
“Legal Holiday” means (a) a day that is not a TARGET Settlement Date and (b) a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or London, United Kingdom and, for any place of payment outside of New York, New York, or London, United Kingdom, in such place of payment.
“Lien” or “Liens” means any mortgage, pledge, Lien, security interest or other encumbrances, including any lease treated as a capital lease under GAAP, upon any Principal Property or any shares of stock or on indebtedness for borrowed money of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness for borrowed money are now owned or hereafter acquired).
“Market Exchange Rate” means the amount payable on any date in Euro will be converted into dollars on the basis of the most recently available market exchange rate for Euro as published by Bloomberg L.P. at the close of business on the second business day prior to the relevant payment date.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“New Safekeeping Structure” or “NSS” means a structure where a Global Note is registered in the name of a Common Safekeeper (or its nominee) for Euroclear and/or Clearstream and will be deposited on or about the issue date with the Common Safekeeper for Euroclear and/or Clearstream.
“Note” or “Notes” has the meaning specified in the recitals hereof, and includes both Original Notes and Additional Notes.

“Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Registrar’s books.
“Offering Memorandum” means the Offering Memorandum relating to the Notes dated September 29, 2021.
“Officer” of the Issuer or the Guarantor means the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President or the Chief Financial Officer, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer or the Guarantor, as the case may be, and, with respect to financial matters, the chief financial officer (or similar title), controller or treasurer (or similar title) of the Issuer or the Guarantor, as applicable. For the avoidance of doubt, the Guarantor is governed by a board of directors, and such director(s) will sign in the capacity of an officer as contemplated by this definition.
“Officer’s Certificate” means a certificate signed on behalf of the Issuer or the Guarantor, as applicable by an Officer of the Issuer, as applicable and delivered to the Trustee. One of the officers signing an Officer’s Certificate given pursuant to Section 4.10 shall be the principal executive, financial or accounting officer of the Issuer or the Guarantor, as applicable. Unless the context otherwise requires, each reference herein to an “Officer’s Certificate” shall mean an Officer’s Certificate of the Issuer or the Guarantor, as applicable. References herein, or in any Note, to any officer of a Person that is a partnership shall mean such officer of the partnership or, if none, of a general partner of the partnership authorized thereby to act on its behalf. For the avoidance of doubt, the Guarantor is governed by a board of directors, and such director(s) will sign in the capacity of an officer as contemplated by this definition.
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer or the Guarantor, or other counsel acceptable to the Trustee.
“Outstanding”, when used with reference to Notes and subject to the provisions of Section 8.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(a)    Notes theretofore canceled by the Registrar or the Paying Agent or delivered to the Registrar or the Paying Agent for cancellation;
(b)    Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or (ii) which shall have been otherwise discharged in accordance with ARTICLE 12;
(c)    Notes, except to the extent provided in Section 14.02 and Section 14.03, with respect to which the Issuer has effected Legal Defeasance and/or Covenant Defeasance as provided in ARTICLE 14;

(d)    Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08; and
(e)    Notes that have been exchanged for other Notes.
“Participant” means, with respect to the CSK, Euroclear or Clearstream, a Person who has an account with the CSK, Euroclear or Clearstream, respectively.
“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.
“Premium” means any premium payable under the terms of the Notes.
“Principal Property” means any single manufacturing or processing plant, office building or warehouse owned or leased by the Guarantor or any of its Subsidiaries other than a plant, warehouse, office building, or portion thereof which, (i) has a gross book value of less than 2% of Consolidated Net Tangible Assets or (ii) in the opinion of the Guarantor’s board of directors, is not of material importance to the business conducted by the Guarantor and its Subsidiaries as an entirety.
“Principal Corporate Trust Office” means the designated office of the Trustee at which its corporate trust business as it relates to this Indenture shall be principally administered at any particular time, which office at the date hereof is located at 452 Fifth Avenue, New York, New York 10018.
“Private Placement Legend” means the legend set forth in Section 2.07 hereof, to be placed on all notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“Rating Agency” means each of Fitch, Moody’s and S&P; provided, that if any of Fitch, Moody’s or S&P ceases to provide rating services to Issuers or investors, the Guarantor may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided that the Guarantor shall give written notice of such appointment to the Trustee.
“Record Date” or “record date” for the interest payable on any Interest Payment Date means the September 22 (whether or not a Business Day) next preceding such Interest Payment Date of each year prior to maturity of the Notes, and for any other purpose means the record date established by the Issuer for a specified purpose.
“Redemption Date” means the date fixed for redemption of any Note pursuant to this Indenture.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the CSK or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the CSK or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.
“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.07(f) hereof.
“Responsible Officer” means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture. For the avoidance of doubt, the Guarantor is governed by a board of directors, and such director(s) will sign in the capacity of an officer as contemplated by this definition.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means a Subsidiary of the Guarantor which owns or is a lessee of a Principal Property, including, without limitation, the Issuer.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“Sanctions” means any sanctions imposed or administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of the State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Significant Subsidiary” means any subsidiary of the Guarantor that meets the definition of “significant subsidiary” in Section 1-02(w) of Regulation S-X.
“Subsidiary” means the Issuer and any corporation, partnership or other legal entity (a) the accounts of which are consolidated with ours in accordance with GAAP and (b) of which, in the case of a corporation, more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Guarantor or by one or more other subsidiaries, or by the Guarantor and one or more of its subsidiaries or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests is, at the time, directly or indirectly owned or controlled by the Guarantor or by one or more of its subsidiaries or by the Guarantor and one or more of its subsidiaries.
“TARGET Settlement Date” means any day on which TARGET2 is open for the settlement of payments in euro.
“Trustee” means HSBC Bank USA, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, as the case may be, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the CSK, representing Notes that do not bear the Private Placement Legend.
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

Section 1.03.Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.11
“Additional Notes”	2.01
“Agent Members”	2.07
“Authentication Order”	2.03
“Change of Control Offer”	4.08
“Change of Control Payment”	4.08
“Change of Control Payment Date”	4.08
“Change in Tax Law”	3.08
“CSP”	2.14
“Guarantor’s SEC filing obligations”	6.01
“Covenant Defeasance”	14.03
“Defaulted Interest”	2.12
“Event of Default”	6.01
“IOA”	2.14
“Issuer Order”	2.03
“Legal Defeasance”	14.02
“Note Register”	2.03
“Original Notes”	2.01
“Par Call Date”	3.07
“Paying Agent”	2.03
“Payor”	4.11
“Sale and Leaseback Transaction”	4.07
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	4.11
“Tax Redemption Date”	3.08
“Taxes”	4.11

Section 1.04.Rules of Construction
Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)“or” is not exclusive;
(d)“including” means including without limitation;
(e)words in the singular include the plural, and in the plural include the singular;

(f)provisions apply to successive events and transactions;
(g)“will” shall be interpreted to express a command;
(h)references to sections of or rules under the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;
(i)references to any statute, law or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law or regulation;
(j)whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Amounts, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture, provided, however, that the Trustee shall not be deemed to have knowledge of the requirement that any Additional Amount is due unless the Trustee receives written notice from the Issuer stating that such amounts are due and specifying the Euro amounts thereof;
(k)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(l)all references to Articles, Sections or subdivisions refer to Articles, Sections or subdivisions of this Indenture unless otherwise indicated.
ARTICLE 2
The Notes
Section 2.01.Designation, Amount and Issue of Notes.
The Notes shall be designated as “0.800% Senior Notes Due 2028”. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. Notes not to exceed the aggregate principal amount of €600,000,000 upon the execution of this Indenture may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Issuer, signed by its Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer or any Vice President, without any further action by the Issuer hereunder (the “Original Notes”). In addition, subject to the provisions of Section 15.05 but without the consent of the Noteholders, an unlimited aggregate principal amount of additional Notes (the “Additional Notes”) may be executed after the date of this Indenture by the Issuer and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of an Officer’s Certificate specifying the amount of Notes to be authenticated and the date on which such Notes are to be authenticated and certifying that all conditions precedent to the issuance of the Additional Notes contained herein have been complied with and that no Default or Event of Default would occur as a result of the issuance of such Additional Notes, authenticate and deliver said Additional Notes to or upon the written order of the Issuer, signed as set forth in the preceding sentence; provided that Additional Notes may be issued under this Indenture only if such Additional Notes and the

Original Notes constitute one series for United States Federal income tax purposes. The Original Notes and the Additional Notes, if any, shall constitute one series for all purposes under this Indenture, including, without limitation, amendments, waivers and redemptions. The Issuer and the Guarantor may also from time to time purchase the Notes in tender offers, open market purchases or negotiated transactions without prior notice to the Noteholders.
Section 2.02.Form and Dating; Terms.
(a)General. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
(b)The Initial Notes offered and sold to the Initial Purchasers will be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.07 hereof (the “Global Note”), safekept by the CSK, as common safekeeper for the Clearing Systems, duly executed by the Issuer, authenticated by the Registrar and effectuated by the CSK as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the Note Register.
Except as described in the succeeding two sentences, the principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose in New York City, U.S.A, or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 7.08 hereof; provided, however, that, at the option of the Issuer, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.
Whilst any Notes are represented by a Global Note, all payments due in respect of the Notes shall be made to, or to the order of, the holder of the Global Note, subject to and in accordance with the provisions of the Global Note. On the occasion of each payment, the Paying Agent shall instruct Euroclear and Clearstream to make the appropriate entries in their records to reflect such payment. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, interest or Additional Amounts, if any,) held by a Holder of at least €1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a Euro account maintained by the payee with a branch of a designated bank in the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
In the case of a Global Note intended to be held under the New Safekeeping Structure, save for the purposes of determining Notes that are outstanding for consent or voting purposes under the Base Indenture, the Trustee shall rely on the records of the ICSDs in relation to any determination of the principal amount outstanding of such Global Note. For this purpose,

“records” means the records that each of the ICSDs holds for its customers which reflect the amount of such customer’s interest in the Notes.
Any Subsequent Notes shall be in the form of Exhibit A hereto.
The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A hereto and in Section 2.07 hereof. The Issuer and Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication or, if later (in the case of a Global Note), effectuation. The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.
All payments of interest and principal on the Notes, including payments made upon any redemption of the Notes, will be made in Euros. If the Euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the Euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes shall be made in U.S. dollars until the Euro is again available to the Issuer or so used. The amount payable on any date in Euros shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for Euros. The Market Exchange Rate most recently available on, or prior to, the second Business Day before the relevant determination date will be the basis for determining the equivalent of Euro in the currency of the United States of America for any purposes under the Indenture. Any payment in respect of such Notes so made in U.S. dollars shall not constitute an Event of Default under the Notes or this Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for obtaining exchange rates, effecting conversions or otherwise handling redenominations.
It is intended that the Notes, whilst represented by one or more Global Notes, will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue, or at any or all times during their life.
In relation to each issue of Eurosystem-eligible Global Notes, the Issuer hereby authorises and instructs the Paying Agent to elect Euroclear as common safekeeper. From time to time, the Issuer and the Paying Agent may agree to vary this election. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper in relation to any such issue and agrees that no liability shall attach to the Paying Agent in respect of any such election made by it.
(c)Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the CSK, and registered in the name of the CSK or the nominee of the CSK for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee or an Authenticating Agent as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of:

(i)a written certificate from the CSK, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note; and
(ii)an Officer’s Certificate from the Issuer.
(iii)Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note of the same series pursuant to the Applicable Procedures. Simultaneously with the authentication of the corresponding Regulation S Permanent Global Note, the Registrar shall cancel the corresponding Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the CSK or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)Terms. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Issuer in the event of a Change of Control Offer as provided in Section 4.08 hereof. The Notes shall be redeemable as provided in ARTICLE 3.
(e)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.03.Execution, Authentication and Effectuation. One Officer shall execute the Notes, on behalf of the Issuer, by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or an Authenticating Agent authenticates the Definitive Note or the Registrar or an Authenticating Agent authenticates the Global Note and, in the case of a Global Note, the CSK effectuates the Global Notes, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized signatory of the Trustee (with respect to Definitive Notes and the Registrar with respect to a Global Note) or an Authenticating Agent manually authenticates the Note and, in the case of the Global Note, the Global Note is effectuated by the CSK by the manual or facsimile signature of one of its authorized signatories. The signature of the Trustee or the Registrar or an Authenticating Agent on a Note and, in the case of a Global Note, evidence via facsimile transmission, electronic means or such other evidence in writing as may be acceptable to the Registrar of the execution by the CSK of the certificate of effectuation on such Note shall be conclusive evidence that such Note has been duly and validly authenticated, effectuated and issued under this Indenture. A Note shall be dated the date of its authentication or, if later (in the case of a Global Note), effectuation.
The Issuer authorizes and instructs the Registrar to (i) authenticate the Global Notes, (ii) transmit such Global Notes electronically to the CSK and to give effectuation instructions in respect of the Global Notes following its authentication thereof and (iii) instruct the Clearing Systems to make appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the Notes.
The Registrar shall authenticate and make available for delivery and the CSK shall effectuate: (1) at any time after the execution and delivery of this Indenture, a Global Note representing the Initial Notes for issue on the Issue Date in an aggregate principal amount of €600,000,000; (2) if and when issued, a Global Note or Global Notes representing each tranche of the Subsequent Notes for issue on the issue date thereof, in each case upon a written order of the Issuer signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Issuer (the “Issuer Order”); and (3) if and when issued, a Definitive Note or Definitive Notes. Such Issuer Order shall specify the amount of the Notes to be authenticated and (in the case of a Global Note) effectuated, the date on which the issue of Notes is to be authenticated and (in the case of a Global Note) effectuated and whether the Notes are to be Initial Notes or Subsequent Notes. The aggregate principal amount of Notes which may be authenticated and delivered and (in the case of a Global Note) effectuated under this Indenture is initially limited to €600,000,000 outstanding (plus any Subsequent Notes), except for Notes authenticated and delivered and (in the case of a Global Note) effectuated upon registration or transfer of, or in exchange for, or in lieu of, other Notes of the same class. All Notes issued on the Issue Date and all Subsequent Notes shall be identical in all respects other than issue date, issue price and the date from which interest accrues and any changes relating thereto; provided that if the Subsequent Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Subsequent Notes will have a separate Common Code and ISIN number and/or any other identifying number. Notwithstanding anything to the contrary contained in this Indenture, the Initial Notes and any Subsequent Notes of the same class will be treated as a single class of securities under this Indenture. Without limiting the generality of the foregoing sentence, unless otherwise provided in this Indenture, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no Notes will have the right to vote or consent as a separate class on any matter.
The Trustee may appoint an agent reasonably acceptable to the Issuer to authenticate the Definitive Notes and the Registrar (as defined below) may appoint an agent reasonably acceptable to the Issuer to authenticate the Global Notes, as applicable (the “Authenticating Agent”). Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee or Registrar may do so. Each reference in this Indenture to authentication by the Trustee or Registrar includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer. The Issuer hereby appoints HSBC Bank USA, National Association as Paying Agent, Registrar and Transfer Agent. HSBC Bank USA, National Association accepts its respective appointments. The Paying Agent is authorized by the PRA and regulated by the FCA and PRA. Nothing in this Agreement shall require the Paying Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001, or to lend money to the Issuer.
Where the Registrar delivers any authenticated Global Note to a CSK for effectuation using electronic means, it is authorized and instructed to destroy the Global Note retained by it following its receipt of confirmation from the CSK that the relevant Global Note has been effectuated.
Section 2.04.Registrar and Paying Agent.
The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register for the recordation of the name and address of the Noteholders, any successors or assignees, the commitments of, and principal amount of the Notes held by such Noteholder, any successor or assignees, (“Note Register”). The entries in the Note Register shall be conclusive (absent manifest error), and the Issuer, the Agents, the Trustee, and the Noteholders shall treat each Person whose name is recorded in the Note Register pursuant to the terms hereof as a Noteholder and the owner of its portion of the Notes, as set forth in the Note Register for all purposes under this agreement. No transfer or assignment of Notes will be effective unless it is recorded in the Register as provided for in this Section. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional Paying Agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Noteholder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Issuer, the Guarantor or any of the Guarantor’s Subsidiaries may act as Registrar or Paying Agent.
The ICSDs will initially appoint the CSK to act as common safekeeper for the Clearing Systems with respect to the Global Note. The Issuer has entered or will enter into an Issuer – ICSD Agreement in the form mandated by the Clearing Systems in connection with the servicing of the Notes by the Clearing Systems.
The Issuer has initially appointed HSBC Bank USA, National Association as the Paying Agent, Transfer Agent and Registrar for the Notes, and HSBC Bank USA, National Association hereby accepts such appointment.
Section 2.05.Paying Agent to Pay Money.
By at least 10:00 a.m. (New York time) on the date on which any principal of and premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum in Euros sufficient to pay such principal, premium, if any, or interest when due. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall pay for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Additional Amounts, if any, on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. The Paying Agent will not hold any amounts in trust. Money held by the Paying Agent

(other than when the Issuer, Guarantor or Subsidiary acts as Paying Agent) will not need to be segregated, except as required by law, and in no event shall any Paying Agent be liable for any money received by it hereunder. The Paying Agents will not be liable for interest on any money received by it from the Issuer or any Guarantor. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer, the Guarantor or a Subsidiary) shall have no further liability for the money. If the Issuer, the Guarantor or a Subsidiary acts as Paying Agent, it shall segregate and pay into a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer or the Guarantor, the Paying Agent shall serve as agent of the Trustee for the Notes.
The Issuer shall ensure that no later than 10.00 a.m. (New York time) on the second Business Day immediately preceding the date on which any payment is to be made to the Paying Agent, the Paying Agent shall receive a copy of an irrevocable payment instruction to or a payment confirmation from the paying bank of the Issuer.
For the avoidance of doubt, the Paying Agent, the Trustee and any other Agent shall be held harmless and have no liability with respect to the payment or disbursements to be made by the Paying Agent and the Trustee (i) for which payment instructions are not made or received or that are not otherwise deposited by the respective times set forth in this Section 2.05 and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment.
Section 2.06.Noteholder Lists.
The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Noteholders. If HSBC Bank USA, National Association is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders of Notes and the Issuer.
Section 2.07.Transfer and Exchange.
To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this ARTICLE 2, execute and the Trustee or an Authenticating Agent shall authenticate Definitive Notes and the Registrar shall authenticate or an Authenticating Agent Global Notes at the Registrar’s or co-registrar’s request; provided that the Issuer shall instruct, or shall cause the Paying Agent to instruct, the CSK to effectuate any such Global Notes and such Global Notes shall have been effectuated by (or on behalf of) the CSK on the proposed issue date thereof.
(a)Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section, a Global Note may be transferred, in whole and not in part, only to another nominee of the CSK or to a successor CSK or a nominee of such successor CSK. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless the CSK (x) notifies the Issuer that it is unwilling or unable to continue as CSK for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor CSK is not appointed by the Issuer within 120 days or there shall have occurred and be continuing an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the CSK (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.07(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c) hereof. All Global Notes shall be registered in the name of a nominee of the CSK, for, and in respect of interests held through the Clearing Systems and all transfers of beneficial ownership interests therein will be made in accordance with the rules of the Clearing Systems. The Paying Agent will instruct Euroclear and Clearstream to make the appropriate entries in their records in respect of all Global Notes. No investor or other party purchasing, selling or otherwise transferring beneficial ownership interests in Global Notes shall receive, hold or deliver any certificate representing the same. The Issuer, the Guarantor and the Trustee or any Agent shall have no responsibility or liability for transfers of beneficial ownership interests in any Global Note.
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Clearing Systems, in accordance with the provisions of this Indenture and the Applicable Procedures. The Paying Agent is authorised by the Issuer to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such transfer and exchange. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Noteholder). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) hereof, the transferor of such beneficial interest must deliver to the

Registrar either a written order from a Participant or an Indirect Participant given to the ICSDs in accordance with the Applicable Procedures directing the ICSDs to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or a written order from a Participant or an Indirect Participant given to the ICSDs in accordance with the Applicable Procedures directing the ICSDs to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and instructions given by the ICSDs to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(g) hereof.
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) hereof and the Registrar receives the following:
(A)the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) hereof and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Noteholder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form and substance satisfactory to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this subsection (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee or an Authenticating Agent shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subsection (iv).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.07(a) hereof and receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(C)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(D)if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(E)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Issuer shall execute and the Registrar or an Authenticating Agent shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the ICSDs and the Participant or Indirect Participant. The Registrar shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.07(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period and the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.07(a) hereof and if the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subsection (iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form and substance satisfactory to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.07(a) hereof and satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Issuer shall execute and the Registrar or an Authenticating Agent shall and the Registrar shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the ICSDs and the Participant or Indirect Participant. The Registrar shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. In the event that the Noteholders of Notes of at least $50,000,000 aggregate principal amount request that Definitive Notes be exchanged for Global Notes, the Issuer agrees to use its commercially reasonable best efforts to cooperate with such Noteholders to permit the Notes to be eligible for clearance and settlement through the Depository. If the Notes are eligible for clearance and settlement through the Depository, and any Noteholder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Noteholder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Noteholder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(C)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(D)if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(E)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Registrar shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note and in the case of clause (C) above, the applicable Regulation S Global Note.
(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Noteholder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)if the Noteholder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Noteholder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(B)if the Noteholder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Noteholder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subclause (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form and substance satisfactory to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Registrar shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Noteholder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Registrar shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subsection (ii) or (iii) of this Section at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee or an Authenticating Agent shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Noteholder of Definitive Notes and such Noteholder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Noteholder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Noteholder or by its attorney, duly authorized in writing. In addition, the requesting Noteholder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e):
(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
(B)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Noteholder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the Noteholder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Noteholder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)if the Noteholder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Noteholder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subsection (ii), if the Registrar so requests, an Opinion of Counsel in form and substance satisfactory to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Noteholder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Noteholder thereof.
(f)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)Private Placement Legend: Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:
THIS SECURITY IS SUBJECT TO THE RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER, AND THE RIGHTS OF REDEMPTION BY THE ISSUER, CONTAINED IN THE INDENTURE GOVERNING THIS SECURITY. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, DELIVER OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH AGCO INTERNATIONAL HOLDINGS B.V. OR ANY AFFILIATE OF AGCO INTERNATIONAL HOLDINGS B.V. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO AGCO INTERNATIONAL HOLDINGS B.V. OR ANY SUBSIDIARY OR AFFILIATE THEREOF, RELIANCE ON REGULATION (B) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER

THE SECURITIES ACT, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO AGCO INTERNATIONAL HOLDINGS B.V.’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (B) OR (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
(ii)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE ENTITY APPOINTED AS COMMON SAFEKEEPER (THE “CSK”) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”) AND EUROCLEAR BANK S.A./N.V. (“EUROCLEAR” AND, TOGETHER WITH CLEARSTREAM, THE “CLEARING SYSTEMS”).
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CSK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE CSK OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CSK (AND ANY PAYMENT IS MADE TO THE CSK OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CSK), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE CLEARING SYSTEMS, HAS AN INTEREST HEREIN.”
(iii)Regulation S Temporary Global Note Legend. Any Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(g)Book-Entry Provisions. This Section 2.01(g) shall apply only to Global Notes deposited with the CSK, as common safekeeper for the Clearing Systems.
(i)Each Global Note initially shall (A) be registered in the name of a nominee of the CSK for and in respect of interests held through, the Clearing Systems, (B) be delivered to the CSK as the common safekeeper for the Clearing Systems and (C) bear legends as set forth in Section 2.07 hereof.
(ii)Members of, or participants in, the Clearing Systems (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Systems or by the CSK as common safekeeper for the Clearing Systems or under such Global Note, and the nominee of the CSK may be treated by the Issuer, the Trustee, the Agents and any agent of the Issuer, the Trustee or the Agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Agents from giving effect to any written certification, proxy or other authorization furnished by the Clearing Systems or impair, as between the CSK, the Clearing Systems and its Agent Members, the operation of customary practices of the Clearing Systems governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.
(iii)In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to this Indenture hereof to beneficial owners who are required to hold Definitive Notes, the Registrar and the Paying Agent shall procure that the Clearing Systems reflect in their books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Registrar or an Authenticating Agent shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.
(iv)In connection with the transfer of an entire Global Note to beneficial owners, such Global Note shall be deemed to be surrendered to the Registrar for cancellation, and the Paying Agent will inform the CSK and procure that the relevant amendments are made in the records of the Clearing Systems and the Issuer shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, to each beneficial owner identified by the Clearing Systems in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
(v)The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(vi)For the avoidance of doubt, if the Issuer has been notified that Euroclear or Clearstream (or any additional or alternative clearing system approved by the Issuer, the Trustee and the Paying Agent) has been closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or has announced an intention permanently to cease business or does in fact do so; or an event of default has occurred and is continuing and the Registrar has received a request from Euroclear or Clearstream; then, upon surrender by an ICSD of the global note, certificated notes will be issued to each person that the ICSD identifies as the beneficial owner of the notes represented by the global note. Upon the issuance of certificated notes, the Registrar is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto. None of the Issuer, the Guarantor, the Paying Agent, Registrar, Transfer Agent or the Trustee will be liable for any delay by an ICSD or any participant or indirect participant in the ICSD in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from the ICSD for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.
(h)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Registrar in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the ICSDs at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the ICSDs at the direction of the Trustee to reflect such increase.
(i)General Provisions Relating to Transfers and Exchanges.
(i)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee, the Registrar or an Authenticating Agent shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.03 hereof or at the Registrar’s request.
(ii)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Noteholder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
(iii)Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this

Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)The Issuer shall not be required to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of such mailing, to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(vii)Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Registrar or an Authenticating Agent shall authenticate and the Registrar shall mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(viii)At the option of the Noteholder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee, the Registrar or an Authenticating Agent shall authenticate and mail (as applicable), shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Noteholder making the exchange is entitled to in accordance with the provisions of Section 2.03 hereof.
(ix)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.
(x)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among ICSDs participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi)Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the ICSDs.
Section 2.08.Replacement Notes.
If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, the Registrar or an Authenticating Agent, upon receipt of an Authentication Order, shall authenticate and deliver a replacement Note of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding, if the Trustee’s requirements are met; provided, that in the case of any Global Notes, the Registrar shall instruct, or shall cause the Paying Agent to instruct, the CSK to effectuate such Note and such Global Note shall have been effectuated by the CSK. An indemnity bond must be supplied by the Noteholder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.
Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.09.Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee or an Authenticating Agent and, in the case of the Global Notes, all Global Notes authenticated by the Registrar or an Authenticating Agent and effectuated by the CSK, except for those canceled by it, those delivered to the Registrar or Paying Agent for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 8.04, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Trustee or the Paying Agent (other than the Issuer, the Guarantor, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, Change of Control Payment Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee or an Authenticating Agent, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
Noteholders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Noteholders, or beneficial holders, respectively, of Notes under this Indenture.
Section 2.11.Cancellation.
The Issuer at any time may deliver Notes to the Paying Agent or Registrar for cancellation. The Trustee, the Transfer Agent and the each other Agent shall forward to the Registrar any Notes surrendered to them for registration of transfer, exchange or payment. The Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Registrar for cancellation. The Paying Agent is authorised by the Issuer, in the case of any Global Note which is held under the New Safekeeping Structure, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be; provided, that, in the case of a purchase or cancellation, the Issuer has notified the Paying Agent of the same.
Section 2.12.Defaulted Interest.
Any interest, including Additional Amounts, if any, on any Note which is payable but is not punctually paid or duly provided for on any interest payment date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant Record Date by virtue of his having been such Noteholder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:
(a)The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer shall fix a special Record Date for the payment of such Defaulted Interest which date shall be not more than

15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Paying Agent and Trustee of such special Record Date and, in the name and at the expense of the Issuer, the Paying Agent shall cause notice of the proposed payment of such Defaulted Interest and the special Record Date therefor to be mailed, first-class postage prepaid, to the Noteholders of such Notes at their addresses as they appear in the Security Register, not less than 10 days prior to such special Record Date. Notice of the proposed payment of such Defaulted Interest and the special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective predecessor Notes) are registered at the close of business on such special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)The Issuer may make payment of any Defaulted Interest on Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Section 2.13.ISIN Numbers.
The Issuer in issuing the Notes may use ISIN numbers (if then generally in use) and, if so, the Trustee shall use ISIN numbers in notices of redemption as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the ISIN numbers
Section 2.14.Additional Responsibilities of the Paying Agent Regarding the Global Notes.
(a)The Paying Agent will inform the Clearing Systems through the Common Service Provider appointed by the Clearing Systems to service the Global Notes (the “CSP”) of the initial issue outstanding amount (“IOA”) for the Notes on or prior to the applicable closing date.
(b)If any event occurs that requires a mark-up or mark-down of the records that Euroclear or Clearstream holds for its customers to reflect such customers’ interest in any Global Note, the Paying Agent will promptly provide details of the amount of such mark-up or mark-down, together with a description of the event that requires it, to the Clearing Systems (through the CSP) to ensure that the records of the Clearing Systems reflecting the IOA of the Notes remain at all times accurate.
(c)The Paying Agent will at least once every month perform a reconciliation process with the Clearing Systems (through the CSP) with respect to the IOA for the Notes and will promptly inform the Clearing Systems (through the CSP) of any discrepancies.

(d)The Paying Agent will promptly assist the Clearing Systems (through the CSP) in resolving any discrepancy identified in the records reflecting the IOA of the Notes.
(e)The Paying Agent will promptly provide to the Clearing Systems (through the CSP) details of all amounts paid under the Notes.
(f)The Paying Agent will promptly provide to the Clearing Systems (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.
(g)The Paying Agent will promptly provide to the Clearing Systems (through the CSP) copies of all notices in its possession that are given by or on behalf of the Issuer to the holders of the Notes.
(h)The Paying Agent will promptly pass on to the Issuer all communications it receives from the Clearing Systems directly or through the CSP relating to the Notes. Any such notice shall be deemed to have been conclusively given by being sent by facsimile to the Issuer.
(i)The Paying Agent will promptly notify the Clearing Systems (through the CSP) of any failure by the Issuer to make any payment or delivery due under the Notes when due.
Section 2.15.Agents.
(a)The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.
(b)The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to each of the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. The Agents need have no concern for the interests of the Holders and except in the case of the Paying Agents as provided above and in Section 2.05 shall act solely as agents of the Issuer.
(c)The Agents hold all funds as banker and not as trustee, subject to the terms of this Indenture.
(d)Any obligation the Agents may have to publish a notice to Noteholders on behalf of the Issuer will have been met upon delivery of the notice to Euroclear and/or Clearstream, as applicable.
(e)Any Agent may resign and be discharged from its duties under this Indenture at any time by giving 30 days’ prior written notice of such resignation to the Trustee and Issuer. The Trustee or Issuer may remove any Agent at any time by giving 30 days’ prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Issuer, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Issuer is unable to replace the resigning Agent within 30 days after such notice, the Agent may, in its sole discretion, appoint a successor Agent reasonably satisfactory to the Issuer and the Trustee, deliver any funds then held hereunder in its possession to the Trustee (or its designee for such purpose) or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its counsels’ fees and expenses) properly incurred by the Agent in connection with such proceeding shall be paid by the Issuer. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery of any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture but shall continue to enjoy the benefit of Section 7.07 hereof.
(f)In the event that instructions given to any Agent are not reasonably clear, then such Agent shall be entitled to seek clarification from the Issuer or other party entitled to give the Agents instructions under this Indenture by written request promptly upon receipt by such Agent of such instructions. If an Agent has sought clarification in accordance with this Section 2.15(f) then such Agent shall be entitled to take no action until such clarification is provided and shall not incur any liability for not taking any action pending receipt of such clarification.
(g)In acting under this Indenture, no Agent shall be under any duty or other obligation towards, or have any relationship of agency or trust for or with, any person other than the Issuer or the Trustee (as applicable).
(h)Each party to this Indenture shall, within ten Business Days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law; provided, however, that no party to this Indenture shall be required to provide any forms, documentation or other information pursuant to this Section 2.15(h) to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.
(i)No Agent shall be required to make any payment under this Indenture unless and until it has received the full amount to be paid in accordance with the terms of this Indenture. To the extent that an Agent has made a payment for which it did not receive the full amount, the Issuer will reimburse the Agent the full amount of any shortfall, and the Issuer will, in addition to paying amounts due, pay to the Agent on demand interest (at a rate which represents the Agent’s cost of funding) on the amount (or the unreimbursed portion thereof) until the receipt in full by the Agent of the amount.
(j)The Issuer shall notify each Agent in the event that it determines that any payment to be made by an Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this Section 2.15(j) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Notes, or both. For avoidance of doubt no Agent shall incur any loss or liability pursuant to such payments in accordance with Section 2.15(j) and (k).

(k)Notwithstanding any other provision of this Indenture, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount.
(l)In the event that the Issuer determines in its sole discretion that withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Notes, then the Issuer will be entitled to redirect or reorganize any such payment in any way that it sees fit in order that the payment may be made without such deductions or withholding provided that, any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Indenture. The Issuer will promptly notify the Agents and the Trustee of any such redirection or reorganization.
(m)If the Issuer or the Paying Agent is, in respect of any payment in respect of the Notes, required to withhold or deduct any amount for or on account of any taxes, duties, assessments or similar governmental charges, the Issuer shall give written notice of that fact to the Trustee and the Paying Agent as soon as the Issuer becomes aware of the requirement to make the withholding or deduction and shall give to the Trustee and/or Paying Agent such information as the Trustee or Paying Agent shall require to enable it to assess and comply with the requirement for or on account of any taxes, duties, assessments or similar government charges (including FATCA Withholding).
(n)Notwithstanding any other provision of this Indenture, the Issuer shall indemnify any Agent against any liability or loss incurred in connection with the Issuer’s obligation to withhold or deduct an amount on account of Tax; provided that such liability or loss is not incurred as a result of the gross negligence, willful misconduct or fraud of such Paying Agent.
(o)The Issuer agrees to pay any and all stamp, registration and other documentary taxes, duties, assessments or government charges (including any interest and penalties thereon or in connection therewith) payable in connection with the execution, delivery, performance and enforcement of this Indenture by the Agents.
(p)Notwithstanding any other provision of this Indenture, the Agent shall be entitled to take any action or to refuse to take any action which the Agent regards as necessary for the Agent to comply with any Applicable Law, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.
(q)Nothing in this Indenture shall require the Agent to assume an obligation of the Issuer arising under any provision of the listing, prospectus, disclosure or transparency rules.
(r)If:

(i)the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Indenture; or
(ii)any change in the status of the Issuer of the composition of the shareholders of the Issuer after the date of this Indenture, obliges the Paying Agent or the Registrar to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Issuer shall promptly upon the request of the Paying Agent or the Registrar supply or procure the supply of such documentation and other evidence as is reasonably requested by the Paying Agent or the Registrar in order for the Paying Agent or Registrar to carry out and be satisfied that it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations.
(s)For the purposes of Section 2.15, the following definitions apply:
”Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which any Party is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any Party.
”Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.
”FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.
”Party” means any party to this Indenture.
Section 2.16.Certain Matters pertaining to the Trustee.
(a)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, an Agent Member or any other Person with respect to (i) the accuracy of the records of the CSK, the Clearing Systems or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes, (ii) the delivery to any participant, member, beneficial owner or other Person (other than the Clearing Systems) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes, or (ii) the selection of the particular Notes or portions thereof to be redeemed or refunded in the event of a partial redemption or refunding of the Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the CSK or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the CSK subject to the applicable rules and procedures of the Clearing Systems. The Trustee may rely and shall be fully protected in relying upon information furnished by the Clearing Systems with respect to its members, participants and any beneficial owners.
(b)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Clearing Systems, their Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture with respect to transfers between Holders, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(c)None of the Trustee, the Paying Agent or the Registrar shall have any responsibility or liability for any actions taken or not taken by the CSK or the Clearing Systems, as the case may be.
ARTICLE 3
Redemption and Repurchase of Notes
Section 3.01.Notices to Trustee.
If the Issuer elects to redeem the Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 10 days (or such shorter period as shall be acceptable to the Trustee) before notice of redemption is required to be mailed or caused to be mailed to holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of the Notes to be redeemed and the redemption price.
Section 3.02.Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased on a pro rata basis. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of €100,000 or whole multiples of €1,000 in excess thereof; no Notes of €100,000 or less can be redeemed in part, except that if all of the Notes of a holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such holder, even if not €100,000 or a multiple of €1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03.Notice of Redemption.
Subject to Section 4.08 hereof, the Issuer shall mail or cause to be mailed by first-class mail notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed at such holder’s registered address, while the Notes are in global form, or otherwise in accordance with the procedures of the ICDSs, if applicable, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with ARTICLE 12 or ARTICLE 14 hereof.
The notice shall identify the Notes (including the ISIN numbers) to be redeemed and shall state:
(a)the Redemption Date;
(b)the redemption price;
(c)if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the holder of the Notes upon cancellation of the original Note;
(d)the name and address of the Paying Agent;
(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)that, unless the Issuer or the Guarantor defaults in making such redemption payment, interest and Additional Amounts, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date;
(g)the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(h)that no representation is made as to the correctness or accuracy of the ISIN number, if any, listed in such notice or printed on the Notes.
At the Issuer’s request, the Paying Agent shall (or the Trustee may but shall not be obliged to) give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Paying Agent and Trustee, at least 10 days (or such shorter period as shall be acceptable to the Paying Agent or Trustee) before notice of redemption is required to be mailed or caused to be mailed to holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Paying Agent or Trustee), an Officer’s Certificate requesting that the Trustee or Paying Agent give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03 or Section 3.08 hereof, as applicable, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.
Section 3.05.Deposit of Redemption or Purchase Price.
Prior to 10:00 a.m. (New York time) on the Redemption Date or purchase date (including any purchase pursuant to Section 4.08), the Issuer shall deposit with the Trustee or with the Paying Agent or by such other entity designated or appointed by the Trustee money sufficient to pay the redemption or purchase price of and accrued and unpaid interest and Additional Amounts, if any, and premium, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent or such other entity designated or appointed by the Trustee shall promptly, and in any event within two (2) Business Days after the Redemption Date or purchase date, return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest and Additional Amounts, if any, on, all Notes to be redeemed or purchased.
If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date or purchase date (including any purchase pursuant to Section 4.08), interest and Additional Amounts, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.
Section 3.06.Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee or an Authenticating Agent shall authenticate (and instruct the CSK to effectuate) for the holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of €100,000 or an integral multiple of €1,000. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07.Optional Redemption.
(a)Prior to August 6, 2028 (the “Par Call Date”), the Notes may be redeemed at the option of the Issuer, in whole or in part, in cash, upon notice as set forth in Section 3.03. The redemption price for the Notes to be redeemed on any Redemption Date shall be equal to the greater of the following amounts:
(i)100% of the principal amount of the Notes being redeemed on the Redemption Date; or
(ii)the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes being redeemed that would be due if the notes being redeemed matured on the Par call Date (in each case, not including the amount, if any, of unpaid interest accrued to, but excluding, the redemption date) discounted to the redemption date on an annual, ACTUAL/ACTUAL basis (in accordance with the rules of the International Capital Markets Association), at the Comparable Government Bond Rate plus 20 basis points.
Beginning on August 6, 2028, the Issuer may redeem the notes, in whole or in part from time to time, at its option, at a redemption price equal to 100% of the principal amount of the notes being redeemed.
plus, in each case, accrued and unpaid interest and Additional Amounts, if any, on the Notes to, but excluding, the Redemption Date. The redemption price will be calculated on an annual, ACTUAL/ACTUAL basis (in accordance with the rules of the International Capital Markets Association).
The provisions of this Section 3.07 shall be subject to Section 4.01 hereof.
Section 3.08.Redemption for Tax Reasons.
(a)The Issuer may redeem the Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100.00% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts) that will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, to the date fixed by the Issuer for redemption (the “Tax Redemption Date”) (subject to the right of Holders of the Notes on the relevant record date to receive interest and Additional Amounts (if any) due on a relevant interest payment date), if the Issuer determines that, as a result of:
(i)any change in, or amendment to, the law (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation; or
(ii)any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (i) and (ii), a “Change in Tax Law”), the Issuer or the Guarantor is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts and the Issuer or the Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new paying agent) and, in the case of the Guarantor, only if the relevant payment cannot reasonably be made by the Issuer without the obligation to pay an Additional Amount. The Change in Tax Law must be publicly announced and become effective on or after the date of the Offering Memorandum (or, if the applicable Tax jurisdiction first becomes a Relevant Taxing Jurisdiction on a date after the date of the Offering Memorandum, such later date). Notice of redemption for tax reasons will be published in accordance with the procedures described in this Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts were a payment due.
(b)In connection with the delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee (a) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied; and (b) an opinion of an independent tax counsel (including, for the avoidance of doubt, tax accountants) of recognized standing to the effect that a Change in Tax Law has occurred that will require the payment of Additional Amounts on the next interest payment date. The Trustee will be entitled to conclusively rely upon such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent as described above, in which event they will be conclusive and binding on the Holders of the Notes.
(c)The foregoing provisions will apply mutatis mutandis to any successor to the Issuer after such successor person becomes a party to this Indenture.
ARTICLE 4
Particular Covenants of the Issuer and the Guarantor
Section 4.01.Payment of Principal, Premium and Interest.
The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
The Issuer will be responsible for making calculations called for under the Notes, including, but not limited to, determination of redemption price, premium, if any, and other amounts payable on the Notes, if any. The Issuer will make the calculations in good faith and, absent manifest error, their calculations will be final and binding on the holders. The Issuer will provide a schedule of their calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.
Section 4.02.Maintenance of Office or Agency.
The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange and an office or agency where Notes may be presented for payment (the “Place of Payment”). The Issuer shall cause the Paying Agent and the Registrar to maintain an office or agency in the New York, U.S.A. The Place of Payment will initially be the office of the Paying Agent at 452 Fifth Avenue, New York, New York 10018 (or such other office of the Paying Agent in New York, U.S.A.as agreed to by the Issuer and the Paying Agent). The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee or at the address of the Trustee’s designee, in either case, as agent of the Issuer.
The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.09(b) and the third paragraph of Section 7.10. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Issuer and the holders of Notes it can identify from its records.
Section 4.03.Appointments to Fill Vacancies in Trustee’s Office.
The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 4.04.Provisions as to Paying Agent.
(a)If the Issuer shall appoint a Paying Agent other than the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i)that it will hold all sums held by it as such agent for the payment of the principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) for the benefit of the holders of the Notes;
(ii)that it will give the Trustee written notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of, or premium, if any, or interest on, the Notes when the same shall be due and payable; and
(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.
The Issuer shall, on or before each due date of the principal of, or premium if any, or interest on, the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, interest or Additional Amounts, if any, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m. New York time, on such date.
(b)If the Issuer shall act as the Paying Agent, it will, on or before each due date of the principal of, or premium, if any, or interest on, the Notes, set aside, segregate and hold for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, interest or Additional Amounts, if any, so becoming due, will account for any funds disbursed by it and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of, or premium, if any, or interest on, the Notes when the same shall become due and payable.
(c)Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.
(d)Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums as provided in this Section 4.04 is subject to Sections 12.03 and 12.04.
The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as the Paying Agent) and shall have no control of any funds held by such other Paying Agents.
Section 4.05.Existence.
The Issuer represents and warrants that:
(a)it has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has obtained all necessary approvals, permits, authorizations and licenses from the authorities required by it under the laws and regulations of its jurisdiction of organization to carry on its business as now conducted;
(b)it has the requisite power and authority to execute, deliver and perform its obligations under this Indenture and has taken all necessary action to authorize the execution, delivery and performance of its obligations under the this Indenture;
(c)this Indenture has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof; and
(d)Subject to ARTICLE 11, the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06.Limitation on Liens.
The Guarantor agrees that it will not, nor will it permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Secured Debt upon any Principal Property or any shares of stock or indebtedness for borrowed money of any Restricted Subsidiary, whether owned at the date hereof or hereafter acquired, without in any such case effectively providing, concurrently with the creation, incurrence, issuance, assumption or guarantee of any such Secured Debt, that the Notes (together with, if the Issuer or the Guarantor shall so determine, any other indebtedness of or guaranteed by the Guarantor or such Restricted Subsidiary ranking equally with the Notes or the Guarantee and then existing or thereafter created) shall be secured equally and ratably with or, at the Guarantor’s option, prior to such Secured Debt so long as such Secured Debt shall be secured. The term “Secured Debt” means any indebtedness for money borrowed secured by a Lien. The foregoing restrictions shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, Secured Debt secured by:
(a)Liens on any property, shares of stock or indebtedness for borrowed money of any entity existing at the time such entity becomes a Restricted Subsidiary;
(b)Liens on property or shares of stock existing at the time of the acquisition of such property or stock by the Guarantor or a Restricted Subsidiary, or existing as of the original date hereof;
(c)Liens to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by the Guarantor or a Restricted Subsidiary, or to secure any Secured Debt incurred by the Guarantor or a Restricted Subsidiary, prior to, at the time of, or within 180 days after, the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Lien shall not apply to any property theretofore owned by the Guarantor or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;
(d)Liens granted in favor of, or for the benefit of, the Guarantor or a Restricted Subsidiary;
(e)Liens on property of an entity existing at the time such entity is merged into or consolidated with the Guarantor or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to the Guarantor or a Restricted Subsidiary;
(f)Liens to secure Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes to purchase any raw material or other commodity or to hedge risks or reduce costs with respect to the Guarantor’s, or any Restricted Subsidiary’s, interest rate, currency or commodity exposure, and not for speculative purposes;

(g)easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances on real property which in the aggregate do not materially detract from the value of such property or materially interfere with the ordinary conduct of the business of the Guarantor or its Restricted Subsidiaries; and
(h)Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (g) above; provided, however, that the principal amount of Secured Debt so secured shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement (except any amounts committed on the date of this Indenture), and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements and construction on such property).
Notwithstanding the foregoing provisions of this Section 4.06, the Guarantor and any one or more Restricted Subsidiaries may, without securing the Notes, create, incur, issue, assume or guarantee Secured Debt secured by a Lien which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Guarantor and its Restricted Subsidiaries which (if originally created, incurred, issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under clauses (a) through (h) above), does not at the time exceed 15% of Consolidated Net Tangible Assets of the Guarantor as shown on the consolidated financial statements of the Guarantor as of the end of the fiscal year preceding the date of determination.
Section 4.07.Limitation on Sale and Lease-Back Transactions.
The Guarantor shall not, nor shall it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Guarantor or any Restricted Subsidiary of any Principal Property, whether such Principal Property is now owned or hereafter acquired (except for temporary leases for a term, including renewals at the option of the lessee, of not more than three years and except for leases between the Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Guarantor or such Restricted Subsidiary to such Person (herein referred to as a “Sale and Leaseback Transaction”) with the intention of taking back a lease of such Principal Property, unless
(a)the Guarantor or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 4.06, to create, incur, issue, assume or guarantee indebtedness secured by a Lien upon such Principal Property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Notes, provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes to be Secured Debt subject to the provisions of Section 4.06;
(b)Since the date hereof and within a period of twelve months before and twelve months after the consummation of the Sale and Leaseback Transaction, the Guarantor or any Restricted Subsidiaries, as the case may be, has expended or will expend for the Principal

Property an amount equal to: the net proceeds of the Sale and Leaseback Transaction and the Guarantor elects to designate such amount as a credit against such Sale and Leaseback Transaction; or a part of the net proceeds of the Sale and Leaseback Transaction and the Guarantor elects to designate such amount as a credit against such Sale and Leaseback Transaction and applies an amount equal to the remainder of the net proceeds as described below;
(c)such Sale and Leaseback Transaction does not come within the exceptions provided in Section 4.07(a) and the Guarantor does not make the election permitted by Section 4.07(b) or makes such election only as to a part of such net proceeds, in either of which events the Guarantor shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under Section 4.07(b) above) to the retirement, within 180 days of the effective date of any such arrangement, of indebtedness for borrowed money of the Guarantor or any Restricted Subsidiary (other than indebtedness of the Guarantor for borrowed money which is subordinated to the Notes) which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligees to a date more than twelve months after the date of the creation of such indebtedness for borrowed money (it being understood that such retirement may be made by prepayment of such indebtedness for borrowed money, if permitted by the terms thereof, as well as by payment at maturity, and that at the option of the Guarantor and pursuant to the terms of this Indenture, such indebtedness may include the Notes); or
(d)such Sale and Leaseback Transaction is a tax incentive sale and leaseback with a governmental entity where the Guarantor or Restricted Subsidiary has the option to purchase the underlying property at the end of the lease for nominal consideration.
Section 4.08.Offer to Repurchase Upon a Change of Control Triggering Event.
(a)If a Change of Control Triggering Event occurs, unless the Issuer has exercised its right to redeem the Notes as described under Section 3.07 hereof, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of purchase, subject to the right of holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, or at the Issuer’s option, prior to the date of the Change of Control, but after public announcement thereof, the Issuer shall send notice of such Change of Control Offer by certified mail, with a copy to the Trustee, to each holder of Notes to the address of such holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of the ICSDs, with the following information:
(i)that a Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;
(ii)the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)that any Note not properly tendered will remain outstanding and continue to accrue interest;
(iv)that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Additional Amounts, if any, on the Change of Control Payment Date;
(v)that holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(vi)that holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the holder of the Notes, the principal amount of Notes tendered for purchase, if such Notes are certificated, the certificate numbers and ISIN numbers of the withdrawn Notes, the principal amount of such Notes, if any, that remain subject to the Change of Control Offer and a statement that such holder is withdrawing its tendered Notes and its election to have such Notes purchased; and
(vii)that if the Issuer is redeeming less than all of the Notes, the holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to €100,000 or an integral multiple of €1,000 in excess thereof.
The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any holder fails to receive such notice or a holder receives such notice but it is defective, such holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 13e-4 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.
(b)On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,
(i)accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(iii)deliver, or cause to be delivered, to the Registrar for cancellation the Notes so accepted together with an Officer’s Certificate and Opinion of Counsel (in form and substance satisfactory to the Trustee) to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer and confirming compliance with these conditions, which shall operate as sufficient evidence of the satisfaction of the conditions as described above, in which event they will be conclusive and binding on the Noteholders.
The Paying Agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder of a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of €100,000 and integral multiples of €1,000 in excess thereof.
(c)The Issuer shall not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.
(d)Other than as specifically provided in this Section 4.08, any purchase pursuant to this Section 4.08 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.
Section 4.09.OFAC.
The Issuer covenants that it will not, directly or indirectly, use the proceeds hereof, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target or subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person.
Section 4.10.Compliance Certificate; Notice of Default.
The Issuer shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year of the Issuer, an Officer’s Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer, stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder)

and, if the Issuer shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.
The Issuer will deliver to the Trustee, as soon as possible after the Issuer becomes aware of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default and the action that the Issuer has taken, is taking or proposes to take with respect thereto.
Any notice required to be given under this Section 4.10 shall be delivered to a Responsible Officer of the Trustee at its Principal Corporate Trust Office.
Section 4.11.Additional Amounts. All payments made by or on behalf of the Issuer, any Subsidiary Guarantor or any successors thereto (a “Payor”) on the Notes (including any Subsidiary Guarantee for the purposes of this covenant) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (including, without limitation, penalties and interest and other additions thereto) (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which a Payor is organized or otherwise resident for tax purposes (or any political subdivision or governmental authority thereof or therein having the power to tax), or any jurisdiction from or through which payments are made (each, as applicable, a “Relevant Taxing Jurisdiction”) unless such withholding or deduction is then required by law or by the official interpretation or administration thereof.
In the event any withholding or deduction is required from payments made by or on behalf of a Payor with respect to the Notes or any Subsidiary Guarantee, including payments of principal, redemption price, interest or premium, the Payor will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of the Notes after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) equal the amounts which would have been received by it in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:
(a)any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner and the Relevant Taxing Jurisdiction imposing such Taxes (other than the mere acquisition, ownership or holding of such Note or enforcement of rights thereunder or under the Indenture or any Guarantee or the receipt of payments in respect thereof);
(b)any withholding tax due under the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);
(c)any Taxes that would not have been so imposed if the Holder had made a declaration of non-residence or any other claim or filing for exemption to which it is legally entitled (provided that such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes;

(d)any Taxes that would not have been imposed but for the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);
(e)any Taxes that are not payable by way of deduction or withholding from a payment of the principal of, premium, if any, or interest on the Notes made under or with respect to any Note or Guarantee;
(f)any Taxes imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections, or imposed pursuant to any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code;
(g)any estate, inheritance, gift, sale, transfer, personal property, capital gains or similar tax, assessment or other governmental charge (including an excise tax in lieu thereof); or
(h)any combination of items (a) through (f) above.
Additional Amounts will not be paid with respect to any payment of the principal of or any premium or interest on the Notes or the Guarantees to any Holder of a Note who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary of settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.
The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer will, upon request, make available to the Holders, within 30 days after the date on which the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Payor or if, notwithstanding the Payor’s reasonable efforts to obtain such receipts, the same are not obtainable, other evidence of such payment by the Payor.
At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable. The Trustee shall be entitled to rely solely on each such Officer’s Certificate as conclusive proof that such payments are necessary.
Wherever mentioned in this Indenture or the Notes, in any context: (1) the payment of principal, (2) interest, or (3) any other amount payable on or with respect to the Notes, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The Payor will pay and indemnify the Holder for any present or future stamp, issue, transfer, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than on a transfer of the Notes except for the initial sale by each initial purchaser of the Notes), or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction.
The Issuer agrees to provide to the Trustee, and consents to the collection and processing by the Trustee of, any authorisations, waivers, forms, documentation and other information, relating to its status (or the status of its direct or indirect owners or Noteholders) or otherwise required to be reported, under the Foreign Account Tax Compliance Act (“FATCA”) (the “FATCA Information”). The Issuer further consents to the disclosure, transfer and reporting of such FATCA Information to any relevant government or taxing. The Issuer further consents to the disclosure, transfer and reporting of such FATCA Information to any relevant government or taxing authority, any member of the Trustee’s group, any sub-contractors, Trustees, service providers or associates of the Trustee’s Group, and any person making payments to the Trustee or a member of the Trustee’s group, including transfers to jurisdictions which do not have strict data protection or similar laws, to the extent that the Trustee reasonably determines that such disclosure, transfer or reporting is necessary or warranted to facilitate compliance with FATCA. The Issuer agrees to inform the Trustee promptly, and in any event, within 30 days in writing if there are any changes to the FATCA Information supplied to the Trustee from time to time. The Issuer warrants that each person whose FATCA Information it provides (or has provided) to the Trustee has been notified of and agreed to and has been given such other information as may be necessary to permit, the collection, processing, disclosure, transfer and reporting of their information as set out in this paragraph.
The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.
ARTICLE 5
Noteholders’ Lists and Reports by the Issuer
Section 5.01.Issuer to Furnish Trustee Names and Addresses of Noteholders.
The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than ten (10) days after each October 6 in each year beginning with October 6, 2022, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the registered holders of Notes as of the most recent Record Date (or such other date as the Trustee may reasonably request in order to so provide any such notices), except that no such list need be furnished by the Issuer to the Trustee so long as the Trustee is acting as the sole Registrar.
Section 5.02.Preservation and Disclosure of Lists.
(a)The Registrar shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Registrar or co-registrar in respect of the Notes, if so acting. The Registrar may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
Section 5.03.Reports by the Guarantor.
The Guarantor shall file with the Trustee and transmit to holders of the Notes, such information, documents and other reports as it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 30 days after the same is so required to be filed with the Commission; provided, however, that to the extent filing with the Commission on its EDGAR system shall constitute a permissible form of filing, transmission or delivery with or to the Trustee and the holders, then the filing of any such information, documents or other reports with the Commission on its EDGAR system (or any successor system on which filings are publicly accessible) shall be deemed to satisfy such requirement; provided, however, that the Trustee will have no responsibility to determine whether such filing has taken place. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
ARTICLE 6
Remedies of the Trustee and Noteholders on an Event of Default
Section 6.01.Events of Default; Acceleration.
In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:
(a)default in the payment of any installment of interest or Additional Amounts with respect to any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or
(b)default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption or repurchase, in each case pursuant to ARTICLE 3, Section 4.08, by acceleration or otherwise; or

(c)failure on the part of the Issuer or Guarantor duly to observe or perform the covenants in ARTICLE 11; or
(d)failure on the part of the Issuer or Guarantor duly to observe or perform any other of the covenants or agreements on the part of the Issuer in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) continued for a period of ninety (90) days after the date on which written notice of such failure, requiring the Issuer to remedy the same, shall have been given to the Issuer by the Trustee, or the Issuer and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04; or
(e)a default or defaults under the terms of any bond(s), debenture(s), note(s) or other evidence(s) of, or under any mortgage(s), indenture(s), agreement(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced, any indebtedness for money borrowed of the Issuer or any of its Significant Subsidiaries with a principal amount then outstanding, individually or in the aggregate, of at least $50,000,000 (or the equivalent in Euros) whether such indebtedness now exists or is hereafter incurred, which default or defaults shall have resulted in such indebtedness becoming due and payable prior to the date on which it would otherwise have become due and payable or shall constitute the failure to pay such indebtedness at the final stated maturity thereof (after expiration of any applicable grace period) and such default shall not have been rescinded or such indebtedness shall not have been discharged within 30 days; or
(f)except as permitted by this Indenture, the Guarantee of the Issuer’s Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Guarantor, or any authorized Person acting on behalf of the Guarantor, denies or disaffirms the Guarantor’s obligations under the Guarantee; or
(g)the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Issuer, the Guarantor or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or a decree or order adjudging the Issuer, the Guarantor or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, the Guarantor or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, the Guarantor or any Significant Subsidiary or of any substantial part of the property of the Issuer, the Guarantor or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Issuer, the Guarantor or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; or
(h)the commencement by the Issuer, the Guarantor or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer, the Guarantor or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Issuer, the Guarantor or any Significant

Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, the Guarantor or any Significant Subsidiary or the filing by the Issuer, the Guarantor or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Issuer, the Guarantor or any Significant Subsidiary to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer, the Guarantor or any Significant Subsidiary or of any substantial part of the property of the Issuer, the Guarantor or any Significant Subsidiary, or the making by the Issuer, the Guarantor or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Issuer, the Guarantor or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer, the Guarantor or any Significant Subsidiary in furtherance of any such action;
then, and in each and every such case (other than an Event of Default specified in 6.01(f) or 6.01(g) that occurs with respect to the Issuer or the Guarantor), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04, by notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Noteholders) specifying the respective Event of Default and stating that it is a “notice of acceleration”, may declare the principal of and premium, if any, on the outstanding Notes and the interest accrued and Additional Amounts, if any, thereon to be due and payable immediately, and upon receipt of such notice the same shall become and shall be immediately due and payable. If an Event of Default specified in 6.01(f) or 6.01(g) involving the Issuer or the Guarantor occurs, the principal of all the Notes and the interest accrued and Additional Amounts, if any, thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer or the Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest and Additional Amounts, if any, upon all Notes and the principal of, and premium, if any, and Additional Amounts, if any, on, any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes plus 1%, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.07, and if any and all defaults under this Indenture, other than the nonpayment of principal of, and premium, if any, Additional Amounts, if any, and accrued interest on, Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Guarantor and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. In accordance with Section 4.09, the Issuer or the Guarantor, as the case may be, shall notify in writing a Responsible

Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.
Notwithstanding the foregoing, the sole remedy for an Event of Default specified in Section 6.01(d) relating to the failure by the Guarantor to comply with Section 5.03 (the “Guarantor’s SEC Filing Obligations”) shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive an extension fee on the Notes equal to 0.25% of the principal amount of the Notes. If the Issuer elects, this extension fee will be payable on the outstanding Notes on the date on which an Event of Default relating to a failure to comply with the Guarantor’s SEC filing obligations first occurs. On such 60th day if such Event of Default has not been cured or waived pursuant to Section 6.07 prior to such 60th day, then the Trustee or the holders of not less than 25% in principal amount of the Notes may declare the principal of and accrued and unpaid interest and Additional Amounts, if any, and the extension fee on all such Notes to be due and payable immediately. This provision shall not affect the rights of Noteholders in the event of the occurrence of any other Event of Default. If the Issuer elects to pay the extension fee as the sole remedy for an Event of Default specified in Section 6.01(d) relating to the failure by the Issuer to comply with the Guarantor’s SEC filing obligations, the Issuer shall notify, in the manner provided for in Section 15.03, the Noteholders and the Trustee of such election at any time on or before the close of business on the date on which such Event of Default first occurs. If the extension fee is payable under this Section 6.01, the Issuer shall deliver to the Trustee an Officer’s Certificate to that effect stating the date on which the extension fee is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such an Officer’s Certificate, the Trustee may assume without inquiry that no extension fee is payable. If the extension fee has been paid by the Issuer directly to the persons entitled to such payment, the Issuer shall deliver to the Trustee a certificate setting forth the particulars of such payment.
Section 6.02.Payments of Notes on Default; Suit Therefor.
The Issuer covenants that in case default shall be made in the payment of any installment of interest or Additional Amounts upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase, by or under this Indenture or otherwise, then, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal, premium, if any, interest or Additional Amounts, if any, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest (including Additional Amounts, if any) at the rate borne by the Notes, plus 1% and, in addition thereto, such further amount as shall be sufficient to cover the properly incurred costs and expenses of collection, including compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.07. Until such demand by the Trustee, the Issuer may pay the principal of, and premium, if any, and interest (including Additional Amounts) on, the Notes to the registered holders, whether or not the Notes are overdue.
In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.
In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the case of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, interest and Additional Amounts, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, its agents and its counsel and of the Noteholders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.07, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for properly incurred compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. The Trustee may participate as a member, voting or otherwise, of any committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Noteholders in any election of a trustee in bankruptcy or other Person performing similar functions. Any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official in any such judicial proceeding is authorized and directed by each Noteholder to only make payments to the Trustee unless the Trustee consents in writing to the making of such payments directly to the Noteholders subject to the Trustee’s receipt of payment for any amounts due it for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee.
Nothing herein shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding; provided, that the Trustee is authorized to report the vote of any Noteholder on any such plan of reorganization, arrangement, adjustment or composition to the receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.
Section 6.03.Application of Monies Collected by Trustee.
Any monies or other compensation collected by the Trustee pursuant to this ARTICLE 6 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies or other compensation, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
FIRST: To the payment of all amounts due the Trustee (including any other role or capacities in which the Trustee acts with respect to the Notes) and the Agents under Section 7.07;
SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest (including Additional Amounts, if any) on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest (including Additional Amounts, if any) at the rate borne by the Notes plus 1%, such payments to be made ratably to the Persons entitled thereto;
THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest (including Additional Amounts, if any), with interest on the overdue principal and premium, if any, and (to the extent that such interest (including Additional Amounts, if any) has been collected by the Trustee) upon overdue installments of interest (including Additional Amounts, if any) at the rate borne by the Notes plus 1% to the Persons entitled thereto, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal, premium, if any, interest and Additional Amounts, if any, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and
FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.
Section 6.04.Proceedings by Noteholder.
No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity or security (or both) satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of, and premium, if any (including the redemption or repurchase price upon redemption or repurchase pursuant to ARTICLE 3), and accrued interest on, such Note, on or after the respective due dates expressed in such Note or in the case of a redemption or repurchase, on the Redemption Date, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such holder.
Section 6.05.Proceedings by Trustee.
In case of an Event of Default which occurs and is continuing, the Trustee may, in its discretion, but shall not be required to, proceed to protect and enforce the rights vested in it by this Indenture by pursuing any available remedy to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in any proceeding.
Section 6.06.Remedies Cumulative and Continuing.
All powers and remedies given by this ARTICLE 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this ARTICLE 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.
Section 6.07.Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.
The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that such direction shall not be in conflict with any rule of law or with this Indenture, and the Trustee may take any other action which is not inconsistent with such direction. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may, on behalf of the holders of all of the Notes, waive any past or existing default or Event of Default hereunder and its consequences except a past or existing Default in the payment of interest (including Additional Amounts, if any) or premium, if any, on, or the principal of, the Notes (including in connection with an offer to purchase); provided however that holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.01, a default in the payment of the redemption price pursuant to ARTICLE 3, a default in the payment of the purchase price pursuant to Section 4.08 or a default in respect of a covenant or provisions hereof which under ARTICLE 10 cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Issuer, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been cured or waived as permitted by this Section 6.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. The Trustee shall not be liable with respect to any action it takes or omits to take in reliance on a direction received by it pursuant to this Section 6.07.
Section 6.08.Undertaking to Pay Costs.
All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess the properly incurred costs, including attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.08 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, or premium, if any, or interest or Additional Amounts, if any, on, any Note on or after the due date expressed in such Note.
Section 6.09.Waiver of Stay or Extension Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
The Trustee
Section 7.01.Certain Duties and Responsibilities.
No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01. The Trustee should be entitled to take any action or to refuse to take any action which the Trustee regards as necessary for the Trustee to comply with any applicable law, regulation or fiscal requirement, court order, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.
Section 7.02.Notice of Defaults or Events of Default.
Subject to the provisions of Section 7.03(i), the Trustee shall give the Noteholders notice of any Default or Event of Default hereunder actually hereunder known to the Trustee; provided, however, that except in the case of default in the payment of the principal of, or premium, if any, or interest or Additional Amounts on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.
Section 7.03.Certain Rights of the Trustee.
Subject to the provisions of Section 7.01:
(a)the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented or delivered by the proper party or parties (including an authorized representative of the Issuer);
(b)any request or direction of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer or the Guarantor, as applicable;
(c)whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely conclusively upon an Officer’s Certificate or Opinion of Counsel as to such matter that is reasonably satisfactory to the Trustee without independent verification;
(d)the Trustee may consult with counsel and other professional advisors of its selection, at the expense of the Issuer, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity (or both) satisfactory to it against the costs, expenses (including properly incurred attorney’s fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction; any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation;
(f)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture note, other evidence of indebtedness, other paper or document. Further, the Trustee shall not be bound to make any investigation into the performance or observance of any of the covenants, agreements or other terms and conditions set forth in this Indenture. However, the Trustee, in its discretion, may, but shall not be required to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;
(g)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;
(h)the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, in reliance on an Officer’s Certificate or otherwise, or for any loss or damage resulting from its actions or inaction except where such loss or damage is directly attributable to its own gross negligence or willful misconduct, or for any action it takes or omits to take which is reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, or for any action it takes or omits to take in accordance with the direction of the holders of a majority in principal amount of the outstanding Notes; in no event shall the Trustee be liable to any person for special, indirect, consequential or punitive damages or any damages for lost profits;
(i)the Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Principal Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
(j)the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities and roles hereunder and its capacity as Trustee under any other agreement executed in connection with this Trust Indenture to which the Trustee is a party, and to and by each Agent, Custodian and other Person employed to act hereunder provided that any references to the Trustee’s gross negligence, willful misconduct or fraud for such purposes shall be read as the Agent’s, Custodian’s or other Person’s gross negligence, willful misconduct or fraud;
(k)the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(l)the Trustee may request that the Issuer and the Guarantor to each deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;
(m)the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture and no implied covenants or obligations should be read into this Indenture against the Trustee
(n)if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture with the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;
(o)the Trustee shall not be liable for any error of judgment unless it shall be proved (by a non-appealable final decision of a court of competent jurisdiction which is binding on the Trustee) that the Responsible Officer of the Trustee who made such judgment was grossly negligent in ascertaining the pertinent facts; and
(p)any provision hereof providing that the Trustee may act shall grant discretion to act but not create or imply any duty of the Trustee to act or to exercise any duty of care in deciding whether to act.
Section 7.04.Trustee’s Disclaimer.
(a)The statements contained herein and in the Notes, except in the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee is not responsible for and makes no representations as to the validity or sufficiency of this Indenture and, the Notes or the Guarantee or any offering or registration documents related thereto. The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds thereof.
(b)None of the Trustee, the Registrar or any Paying Agent shall be liable for any failure on the part of the CSK to effectuate any Global Note or for any failure on the part of the CSK to do so in a timely manner, unless it shall be proved that the Trustee, Registrar or Paying Agent was negligent in instructing the CSK to effectuate any such Global Note in accordance with the applicable provision hereof; provided, that the Trustee, Registrar or Paying Agent shall not be deemed to have acted with negligence if it shall have given such instructions in the manner and by the time prescribed by the CSK, provided further that in the absence of any such prescribed manner or timing, the Trustee, Registrar or Paying Agent shall be entitled to give, and shall incur no liability hereunder if it shall give, such instructions by facsimile transmission (without any requirement for telephonic confirmation) to a telephone number provided by the CSK for such purpose or by email to an email address provided by the CSK for such purpose and shall be protected in giving and shall incur no liability hereunder in giving such instructions no later than one Business Day after the applicable Global Note shall have been delivered to the Registrar for authentication.

Section 7.05.May Hold Notes.
The Trustee (including its officers, directors, employees and affiliates), any authentication agent, any Paying Agent, any Registrar or any other agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of, or acquire any interest in, any Notes, and, subject to Sections 7.08, may otherwise deal with the Issuer and any other obligor upon the Notes with the same rights it would have if it were not Trustee, authentication agent, Paying Agent or Registrar and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or Trustee for, any committee or body of holders of Notes or in connection with any other obligations of the Issuer as freely as if the Trustee were not appointed hereunder.
Section 7.06.Monies to be Held in Trust.
Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.
Section 7.07.Compensation and Reimbursement.
The Issuer and the Guarantor, jointly and severally, agree (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing among the Issuer, the Guarantor and the Trustee, including the compensation described herein, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) to reimburse the Trustee upon its request for all properly incurred expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including legal fees and the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and (3) to indemnify and/or secure each of the Trustee and any predecessor Trustee and its officers, directors, employees, representatives and agents for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence or willful misconduct on its part being directly responsible, as determined by a court of competent jurisdiction by a final and non-appealable judgment, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses, including attorney’s fees and expenses, of defending itself against any claim (whether asserted by the Issuer, the Guarantor or a Noteholder or any other Person) or liability, or of complying with any process served upon it or any of its officers, in connection with the exercise or performance of any of its powers or duties hereunder, including the costs and expenses of enforcing this Indenture. The Issuer and the Guarantor, as applicable, shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer and the Guarantor shall pay without limitation the properly incurred fees and expenses of such counsel.
The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held in trust for the benefit of the holders of particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(f) or 6.01(h) and with respect to the Issuer or any other Obligor, the expenses (including without limitation the properly incurred fees, charges and expenses of its agents and counsel) charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.
The provisions of this Section 7.07 shall survive the satisfaction, discharge and termination of this Indenture and the resignation or removal of the Trustee.
Section 7.08.Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder which shall be a Person that is eligible to act as such and has its Corporate Trust Office located in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this ARTICLE 7.
Section 7.09.Resignation and Removal of Trustee; Appointment of Successor.
(a)No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this ARTICLE 7 shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.
(b)The Trustee may resign at any time and be discharged of its duties by giving written notice thereof to the Issuer, specifying the date on which its desired resignation shall become effective. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.
(c)The Trustee may be removed at any time by act of the holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor.
(d)If at any time:
(i)the Trustee shall fail to comply with Section 7.08 after written request therefor by the Issuer or by any Noteholder who has been a bona fide holder of a Note for at least six months, or

(ii)the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Issuer or by any such Noteholder, or
(iii)the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.
(e)If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a resolution of the Board of Directors, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the holders of a majority in principal amount of the outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the holders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(f)The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all holders in the manner provided in Section 15.03. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
(g)Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Issuer’s and the Guarantor’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
Section 7.10.Acceptance of Appointment of Successor.
Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on written request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this ARTICLE 7.
Upon acceptance of appointment by a successor Trustee as provided in this Section 7.10, the Issuer (or the former Trustee, at the written direction and expense of the Issuer) shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register, which notice shall include the address of the Corporate Trust Office of such successor Trustee. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Issuer.
Section 7.11.Merger, Conversion, Consolidation or Succession to Business.
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this ARTICLE 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
ARTICLE 8
The Noteholders
Section 8.01.Action by Noteholders.
Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of ARTICLE 9, or by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Issuer or the Trustee solicits the taking of any action by the holders of the Notes, the Issuer or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of initial solicitation of such action without giving effect to any extension or amendment of such action or solicitation.

Section 8.02.Proof of Execution by Noteholders.
Subject to the provisions of Sections 7.03 and 9.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Registrar.
The record of any Noteholders’ meeting shall be proved in the manner provided in Section 9.06.
Section 8.03.Who Are Deemed Absolute Owners.
The Issuer, the Trustee, any Authenticating Agent, any Paying Agent and any Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Registrar) for the purpose of receiving payment of or on account of the principal of, and premium, if any, and interest on, such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Authenticating Agent, any Paying Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.
Section 8.04.Issuer-Owned Notes Disregarded.
In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Issuer, the Guarantor or any other obligor on the Notes or any Affiliate of the Issuer or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any Affiliate of the Issuer or any such other obligor. In the case of a dispute as to such right, any good faith decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.03, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05.Revocation of Consents, Future Noteholders Bound.
At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be a continuing action and conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every holder.
ARTICLE 9
Meetings of Noteholders
Section 9.01.Purpose of Meetings.
A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this ARTICLE 9 for any of the following purposes:
(a)to give any notice to the Issuer or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of ARTICLE 6;
(b)to remove the Trustee and nominate a successor Trustee pursuant to the provisions of ARTICLE 7;
(c)to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
(d)to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
Section 9.02.Call of Meetings by Trustee.
At the Issuer’s expense, the Trustee may at any time call a meeting of Noteholders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Issuer. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Issuer and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 9.03.Call of Meetings by Issuer or Noteholders.
In case at any time the Issuer, pursuant to a resolution of its Board of Directors, or the holders of at least twenty-five (25%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Issuer or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.
Section 9.04.Qualifications for Voting.
To be entitled to vote at any meeting of Noteholders a person shall be a holder of one or more Notes on the record date pertaining to such meeting or be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.
Section 9.05.Regulations.
Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Noteholders as provided in Section 9.03, in which case the Issuer or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting except that any meeting called by the Issuer shall be chaired by a representative of the Issuer and any meeting called by the Trustee may, at the Trustee’s election, be chaired by the Trustee.
Subject to the provisions of Section 8.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each €1,000 principal amount of Notes held or represented by him. If any vote cast or counted or proposed to be cast or counted is challenged on the ground that such Note is not outstanding, or does not comply with the provisions of Section 9.04, the chairman of the meeting shall determine whether the holder of such Note is authorized to act. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 9.02 or 10.02 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 9.06.Voting.
The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall be representatives of the Trustee, and who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated, absent manifest error.
Section 9.07.No Delay of Rights by Meeting.
Nothing contained in this ARTICLE 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.
ARTICLE 10
Supplemental Indentures
Section 10.01.Supplemental Indentures Without Consent of Noteholders.
The Issuer and the Guarantor, when authorized by the resolutions of their respective Boards of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)to evidence the succession of another Person to the Issuer or the Guarantor, as applicable and the assumption by any such successor of the covenants of the Issuer or the Guarantor, as applicable, herein and in the Notes pursuant to ARTICLE 11; or
(b)to add to the covenants of the Issuer for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer or the Guarantor; or
(c)to evidence or provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or
(d)to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture; or
(e)to add to, change or eliminate any of the provisions of this Indenture to permit or facilitate the issuance of Global Notes and matters related thereto, provided that such action pursuant to this clause (e) shall not adversely affect the interests of the Noteholders in any material respect; or
(f)to provide for the issuance of Additional Notes in accordance with the provisions of this Indenture.
Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Issuer and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
Section 10.02.Supplemental Indenture with Consent of Noteholders.
With the consent (evidenced as provided in ARTICLE 8) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuer, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall extend the fixed maturity of any Note or reduce the rate or extend the time of payment of interest or Additional Amounts thereon or reduce the principal amount thereof or premium, if any, thereon or reduce any amount payable on redemption or repurchase thereof or impair the right of any Noteholder to institute suit for the payment thereof or make the principal thereof or interest or Additional Amounts or premium, if any, thereon payable in any coin or currency or payable at any place other than that provided in this Indenture or the Notes, or change the obligation of the Issuer to redeem any Note on a Redemption Date in a manner adverse to the holders of Notes or change the obligation of the Issuer to redeem any Note upon the happening of a Change of Control Triggering Event in a manner adverse to the holders of Notes in a manner adverse to the holders of Notes or reduce the quorum or the voting requirements under the Indenture, or modify any of the provisions of this Section 10.02 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected, or change any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in Section 4.01, in each case, without the consent of the holder of each Note so affected or reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture or to waive any past Event of Default, without the consent of the holders of all Notes affected thereby.
Subject to Section 10.05, upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
Section 10.03.Effect of Supplemental Indenture.
Upon the execution of any supplemental indenture pursuant to the provisions of this ARTICLE 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 10.04.Notation on Notes.
Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this ARTICLE 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an Authenticating Agent duly appointed by the Trustee pursuant to Section 15.10)

and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding; provided that and, in the case of any Global Note, the Issuer shall also instruct or cause the Paying Agent to instruct the CSK to effectuate, a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
Section 10.05.Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.
Prior to entering into any supplemental indenture, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel (in form and substance satisfactory to the Trustee) as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this ARTICLE 10.
ARTICLE 11
Merger, Consolidation, Etc.
Section 11.01.Mergers, Consolidations and Certain Transfers, Leases and Acquisitions of Assets.
Neither the Issuer nor the Guarantor shall consolidate with or merge with or into (whether or not the Issuer or the Guarantor, as the case may be, is the surviving Person) or sell, assign, convey, transfer or lease their respective properties and assets substantially as an entirety to any Person, unless:
(a)In case the Issuer or the Guarantor shall consolidate with or merge into another Person, the Person formed by such consolidation or into which the Issuer or the Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer or the Guarantor substantially as an entirety, as the case may be shall be an entity, organized and validly existing under the laws of (i) the United States of America or any State or territory thereof or the District of Columbia, (ii) any member state of the European Union as in effect on the date hereof, or (iii) Switzerland and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest, including Additional Amounts, if any, on, all the Notes and the performance or observance of every covenant and obligation of this Indenture and the Notes on the part of the Issuer or the Guarantor, as the case may be to be performed or observed;
(b)immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
(c)the Issuer or the Guarantor, as the case may be shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (in form and substance satisfactory to the Trustee) each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this ARTICLE 11 and that all conditions precedent herein provided for relating to such transaction have been complied with, which shall operate as sufficient evidence of the satisfaction of the conditions as described above, in which event they will be conclusive and binding on the Noteholders.
Section 11.02.Reserved.
Section 11.03.Successor to Be Substituted.
Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Section 11.01, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.
ARTICLE 12
Satisfaction and Discharge of Indenture
Section 12.01.Discharge of Indenture.
When:
(a)either:
(i)the Issuer shall have delivered to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or
(ii)all the Notes not theretofore canceled or delivered to the Registrar for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer shall deposit with the Trustee, in trust, funds in cash, Government Obligations or a combination thereof sufficient to pay at maturity or upon redemption or repurchase of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including principal, premium, if any, and interest and Additional Amounts, if any, if any, due or to become due to such date of maturity or Redemption Date, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified public accountant or other financial professional satisfactory to the Trustee, and
(b)the Issuer shall pay or cause to be paid all other sums payable hereunder by the Issuer, as the case may be,

(c)no default or Event of Default has occurred and is continuing on the date of such deposit with the Trustee or will occur as a result of such deposit (other than as a result of the borrowing of the funds to be used to make the deposit); and
(d)the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (in form and substance satisfactory to the Trustee), each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, which shall operate as sufficient evidence of the satisfaction of the conditions, in which event they will be conclusive and binding on the Noteholders, then this Indenture shall cease to be of further effect (except that in the case of clause (a)(i) above, Articles 2, 3 and 12 and Sections 4.01, 4.02, 7.01 and 7.03 through 7.11 shall survive until no Note remains outstanding). The rights, obligations and immunities of the Trustee hereunder shall survive any discharge pursuant to this Section 12.01, and Section 7.07 shall survive the termination of this Indenture. The Trustee, on written demand of the Issuer accompanied by the aforementioned Officer’s Certificate and an Opinion of Counsel shall, at the cost and expense of the Issuer, execute proper instruments acknowledging the satisfaction and discharge of this Indenture; the Issuer, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter properly incurred by the Trustee (including the properly incurred fees and expenses of its counsel) and to compensate the Trustee for any services thereafter properly rendered by the Trustee in connection with this Indenture or the Notes.
Section 12.02.Deposited Monies to Be Held in Trust by Trustee.
Subject to Section 12.04, all monies deposited with the Trustee pursuant to Section 12.01, shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer if acting as the Paying Agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest and Additional Amounts, if any.
Section 12.03.Paying Agent to Repay Monies Held.
Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
Section 12.04.Return of Unclaimed Monies.
Subject to the requirements of applicable law and this Indenture, any monies deposited with or paid to the Trustee for payment of the principal of, or premium, if any, or interest on or Additional Amounts with respect to, Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, or premium, if any, or interest on, such Notes, as the case may be, shall have become due and payable, shall be repaid to the Issuer by the Trustee on written demand and all liability of the

Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Issuer for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.
Section 12.05.Reinstatement.
If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 12.02; provided that if the Issuer makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 13
Immunity of Incorporators, Stockholders, Officers and Directors
Section 13.01.Indenture and Notes Solely Corporate Obligations.
No recourse for the payment of the principal of, or premium, if any, or interest on, any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Trustee, respectively, in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Issuer or the Trustee, respectively, or of any respective successor corporation, either directly or through the Issuer or the Trustee, respectively, or any respective successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 14
Defeasance
Section 14.01.Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 14.02 or Section 14.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this ARTICLE 14.
Section 14.02.Defeasance Upon Deposit of Moneys or U.S. Government Obligations.
Upon the Issuer’s exercise under Section 14.01 hereof of the option applicable to this Section 14.02, the Issuer will, subject to the satisfaction of the conditions set forth in Section

14.04 hereof, be deemed to have discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes which will thereafter be deemed “outstanding” only for purposes of Section 14.05 hereof and the other Sections of this Indenture referred to in clauses (a) through (e) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive unless otherwise terminated or discharged hereunder:
(a)the rights of holders of outstanding Notes to receive, solely from the trust fund described in Sections 14.04 and 14.05 hereof, payments in respect of the principal of, or interest (and Additional Interest) or premium, if any, on such Notes when such payments are due under Section 4.01;
(b)the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost, stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(c)the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith;
(d)the optional redemption provisions with respect to the Notes; and
(e)this Section 14.02.
If the Issuer exercises under Section 14.01 hereof the option applicable to this Section 14.02, subject to the satisfaction of the conditions set forth in Section 14.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this ARTICLE 14, the Issuer may exercise its option under this Section 14.02 notwithstanding the prior exercise of its option under Section 14.03 hereof.
Section 14.03.Covenant Defeasance.
Upon the Issuer’s exercise under Section 14.01 hereof of the option applicable to this Section 14.03, the Issuer will, subject to the satisfaction of the conditions set forth in Section 14.04 hereof, be deemed to have discharged from its obligations under the covenants contained in Sections 4.05, 4.06, 4.07, 4.08, 4.09 and ARTICLE 11 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 14.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 14.01 hereof of the option applicable to this Section 14.03 hereof, subject to the satisfaction of the conditions set forth in Section 14.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c) and 6.01(d).
Section 14.04.Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 14.02 or 14.03 hereof:
(i)the Issuer shall have deposited or caused to be deposited irrevocably with the Trustee (or with such other entity designated or appointed by the Trustee for this purpose, or other qualifying trustee), specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes cash in Euros, Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium and interest (including Additional Interest, if any) on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;
(ii)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
(iii)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Significant Subsidiaries is a party or by which the Issuer, the Guarantor or any of its Significant Subsidiaries is bound;
(iv)the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes being defeased over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;
(v)in the case of a Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel (in form and substance satisfactory to the Trustee) from a nationally recognized tax firm, confirming that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or since the date of this Indenture, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(vi)the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (in form and substance satisfactory to the Trustee), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with, which shall operate as sufficient evidence of the satisfaction of the conditions, in which event they will be conclusive and binding on the Noteholders;
(vii)in the case of a Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel (in form and substance satisfactory to the Trustee) confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and
(viii)the Issuer shall have delivered irrevocable instructions to the Trustee (or with such other entity designated or appointed by the Trustee for this purpose, or other qualifying trustee) under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (vi) above).
Notwithstanding the Issuer’s exercise of Covenant Defeasance, the Issuer may subsequently exercise Legal Defeasance.
Section 14.05.Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 14.06 hereof, all money and Government Obligations (including the proceeds thereof) deposited with or to the order of the Trustee (or with such other entity designated or appointed by the Trustee for this purpose, or other qualifying trustee, collectively for purposes of this Section 14.05, the “Trustee”) pursuant to Section 14.04 hereof in respect of the outstanding Notes shall be held and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (or with such other entity designated or appointed by the Trustee for this purpose, or other qualifying trustee) (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest (including Additional Interest), if any, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 14.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Notes.

Notwithstanding anything in this ARTICLE 14 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Obligations held by it as provided in Section 14.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 14.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 14.06.Repayment to Issuer.
Any money deposited with or to the order of the Trustee or any Paying Agent (or with such other entity designated or appointed by the Trustee for this purpose, or other qualifying trustee), or then held by the Issuer, in trust for the payment of the principal of, premium or interest (including Additional Interest) on any Note and remaining unclaimed for two years after such principal, premium or interest or Additional Amounts, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.
ARTICLE 15
Miscellaneous Provisions
Section 15.01.Provisions Binding on Issuer’s and Guarantor’s Successors.
All the covenants, stipulations, promises and agreements by the Issuer and the Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.
Section 15.02.Official Acts by Successor Corporation.
Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer or the Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or the Guarantor, as applicable.
Section 15.03.Addresses for Notices, Etc.
Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Issuer shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box as follows:
if to the Issuer:
AGCO International Holdings B.V.
Horsterweg 66a

Grubbenvorst 5971 NG
The Netherlands
        Attn: General Counsel
if to the Guarantor:
AGCO Corporation
4205 River Green Parkway
Duluth, Georgia 30096
        Attn: General Counsel
And also to:
    Troutman Pepper Hamilton Sanders, LLP
    600 Peachtree St., Suite 3000
    Atlanta, Georgia 30308
    Attn: Andrea Farley
if to the Trustee, Paying Agent, Transfer Agent or Registrar:
    HSBC Bank USA, National Association
    452 Fifth Avenue
    New York, New York
    10018
    USA
And also to:
HSBC Bank plc
8 Canada Square
London
E14 5HQ
United Kingdom
The Trustee, by notice to the Issuer and the Guarantor, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 15.04.Governing Law.
This Indenture, the Notes and the Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflict of laws.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 15.05.Evidence of Compliance with Conditions Precedent, Certificates to Trustee.
Upon any application or demand by the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or the Guarantor, as applicable shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel (in form and substance satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
Section 15.06.Legal Holidays.
A “Legal Holiday” is (a) a day that is not a TARGET Settlement Date and (b) a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in the Netherlands, New York, New York or London, United Kingdom and, for any place of payment outside of the Netherlands, New York, New York, or London, United Kingdom, in such place of payment. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 15.07.No Security Interest Created.
Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.
Section 15.08.Benefits of Indenture.
Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Authenticating Agent, any Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 15.09.Table of Contents, Headings, Etc.
The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 15.10.Authenticating Agent.
The Trustee may appoint an Authenticating Agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under ARTICLE 2, ARTICLE 3 and Section 4.08, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the Authenticating Agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such Authenticating Agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.
Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 15.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.
Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the

Trustee shall either promptly appoint a successor Authenticating Agent or itself assume the duties and obligations of the former Authenticating Agent under this Indenture and, upon such appointment of a successor Authenticating Agent, if made, shall give written notice of such appointment of a successor Authenticating Agent to the Issuer and, at the Issuer’s expense, shall mail notice of such appointment of a successor Authenticating Agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.
The Issuer agrees to pay to the Authenticating Agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuer and the Authenticating Agent.
The provisions of Sections 7.03, 7.04, 7.05, 8.03 and this Section 15.10 shall be applicable to any Authenticating Agent.
Section 15.11.Execution in Counterparts.
This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 15.12.Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 15.13.Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 15.14.U.S.A. Patriot Act.
In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act and comply with the Applicable Law.
Section 15.15.Judgment Currency.
If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than Euros, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee or any Holder, as the case may be, could purchase Euros with such other currency in New York, U.S.A. on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor or the Issuer with respect to any sum due from it to the Trustee or any Holder shall, notwithstanding any judgment in a currency other than Euros, be discharged only if and to the extent that on the first Business Day following receipt by the Trustee or such Holder, as the case may be, of any sum adjudged to be so due in such other currency, the Trustee or such Holder may in accordance with normal banking procedures purchase Euros with such other currency. If the Euros so purchased are less than the sum originally due to the Trustee or such Holder hereunder, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee or such Holder against such loss. If the Euros so purchased are greater than the sum originally due to the Trustee or such Holder hereunder, the Trustee or such Holder, as the case may be, agrees to pay to the Guarantor an amount equal to the excess of the Euros so purchased over the sum originally due to the Trustee or such Holder hereunder.
Section 15.16.English Language.
This Indenture has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications delivered or delivered pursuant to this Indenture (including any modifications or supplements hereto), shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Indenture, and absent manifest error, control the meaning of the matters set out therein.
Section 15.17.Submission to Jurisdiction; Appointment of Agent.
Any suit, action or proceeding against the Issuer or the Guarantor or their respective properties, assets or revenues with respect to this Indenture, the Securities or the Guarantee (a “Related Proceeding”) may be brought in any state or Federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such Related Proceeding may elect in its sole discretion. The Issuer and the Guarantor hereby consent to the nonexclusive jurisdiction of each such court for the purpose of any Related Proceeding and have irrevocably waived any objection to the laying of venue of any Related Proceeding brought in any such court and to the fullest extent they may effectively do so and the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court. The Issuer and the Guarantor hereby agree that service of all writs, claims, process and summonses in any Related Proceeding brought against them in the State of New York may be made upon Corporation Service Company, located at 19 West 44th Street, Suite 200, New York, New York 10036 (the “Process Agent”). The Issuer has irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and hereby agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Issuer and the Guarantor hereby agree to have an office or to maintain at all times an agent with offices in the United States of America to act as Process Agent. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.
Section 15.18.Waiver of Immunity.
To the extent that the Issuer or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture, Securities and/or the Guarantee.
HSBC Bank USA, National Association, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

AGCO INTERNATIONAL HOLDINGS B.V., as Issuer
By:	/s/ Roger N. Batkin
Name: Roger N. Batkin
Title: SVP, GC / Director
By:	/s/ Adam Frost
Name: Adam Frost
Title: Director

AGCO CORPORATION, as Guarantor
By:	/s/ Andrew H. Beck
Name: Andrew H. Beck
Title: SVP

Execution Version

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee, Paying Agent, Transfer Agent and Registrar
By:	/s/ Nimish Pandey
Name: Nimish Pandey
Title: Vice President

EXHIBIT A
0.800% SENIOR NOTE DUE 2028

THIS SECURITY IS SUBJECT TO THE RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER, AND THE RIGHTS OF REDEMPTION BY THE ISSUER, CONTAINED IN THE INDENTURE GOVERNING THIS SECURITY. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, DELIVER OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH AGCO INTERNATIONAL HOLDINGS B.V. OR ANY AFFILIATE OF AGCO INTERNATIONAL HOLDINGS B.V. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO AGCO INTERNATIONAL HOLDINGS B.V. OR ANY SUBSIDIARY OR AFFILIATE THEREOF, RELIANCE ON REGULATION (B) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO AGCO INTERNATIONAL HOLDINGS B.V.’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (B) OR (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON SAFEKEEPER OR A NOMINEE OF A COMMON SAFEKEEPER. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON SAFEKEEPER OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON SAFEKEEPER TO A NOMINEE OF THE COMMON SAFEKEEPER OR BY A NOMINEE OF THE COMMON SAFEKEEPER TO THE COMMON SAFEKEEPER OR ANOTHER NOMINEE OF THE COMMON SAFEKEEPER.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR /CLEARSTREAM”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF EUROCLEAR, AS NOMINEE OF A COMMON SAFEKEEPER (THE “COMMON SAFEKEEPER”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO CLEARSTREAM NOMINEES LTD. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, EUROCLEAR, HAS AN INTEREST HEREIN.

______________________________________
AGCO INTERNATIONAL HOLDINGS B.V.
as Issuer,
AGCO CORPORATION
as Guarantor
______________________________________

€600,000,000

0.800% SENIOR NOTE DUE 2028

No. R-1
ISIN No. XS2393323071

AGCO International Holdings B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with corporate seat in Grubbenvorst and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 12067080 (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), and AGCO Corporation, a Delaware Corporation (the “Guarantor”), for value received, hereby certifies that Euroclear Nominees Ltd, 33 Canon Street, London EC4M 5SB, United Kingdom, Companies Registration #02369969 is entered in the Security Register as a registered holder of or registered assigns (the “Holder”) of the €600,000,000 0.800% Senior Note Due 2028, and promises to pay to Euroclear, the principal sum of SIX HUNDRED MILLION EUROS (€600,000,000) on October 6, 2028, and to pay interest thereon on October 6 of each year at a rate per annum equal to 0.800% until the principal hereof is paid or made available for payment. Notwithstanding the foregoing, the minimum interest rate for this note shall at all times be no less than 0.00% per annum.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date (as defined below) immediately preceding such Interest Payment Date (each, a “Regular Record Date”); provided that the interest payable at the Maturity Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture. In the case of a Global

Note, with respect to the definition of “Record Date” in the Indenture, the words “the September 22 (whether or not a Business Day) next preceding such Interest Payment Date” shall be deemed to be deleted and replaced with “at the close of business on the Clearing System Business Day immediately prior to the Interest Payment Date.” “Clearing System Business Day” means any day other than (i) Saturdays and Sundays and (ii) January 1 and December 25 of each year.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Date. Interest on the Notes will be calculated on an Actual Basis. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment of the interest and principal payable on such date will be made on the next Business Day.

All payments of interest and principal, including payments made upon any redemption of the Notes, shall be payable in Euros. Payment of interest, subject to such surrender where applicable, (i) may be made at the Company’s option by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) in the case of any Global Security, must be made by wire transfer at such place and to such account at a banking institution as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. So long as the beneficial owner of the Notes is Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A (“Clearstream”) acting as common safekeeper or their nominee, payment of principal and interest shall be made in accordance with the requirements of Euroclear and Clearstream. If, on or after the date the Indenture, the Euro is unavailable to the Company (or the Guarantor, in the case of payments under the guaranty hereunder) due to the imposition of exchange controls or other circumstances beyond the Company’s (or the Guarantor’s, in the case of payments under the guaranty hereunder) control or if the Euro is no longer being used by the then-member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. Dollars until the Euro is again available to the Company (or the Guarantor, as applicable) or so used. In such circumstances, the amount payable on any date in Euros will be converted into U.S. Dollars at the most recently available market exchange rate for euro as published by Bloomberg L.P. at the close of business on the second business day prior to the relevant payment date. or, in the event Bloomberg L.P. has not mandated a rate of conversion, on the basis of the then most recent U.S. Dollar/Euro exchange rate published in The Wall Street Journal on or most recently prior to the second business day prior to the relevant payment date. Any payment in respect of the Notes so made in U.S. Dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Upon (a) any exchange of a part of such Global Security for an interest in another Global Security or for a definitive Note, (b) receipt of instructions from Euroclear or Clearstream (together with Euroclear, the “relevant Clearing Systems”) that, following the purchase by or on behalf of the Issuer of a part of such Global Security, part is to be cancelled or (c) any redemption of a part of that Global Security, the Issuer shall procure that the portion of the principal amount of the Global Security so exchanged, cancelled or redeemed shall be entered pro rata in the records of the relevant Clearing Systems.

Upon any payment in respect of the Notes represented by a Global Security held under the New Safekeeping Structure, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems but any failure to make such entries shall not affect the validity of such payment.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note shall not be valid unless effectuated by the entity acting as the common safekeeper for Euroclear Bank SA/NV or Clearstream Banking S.A.

[Signatures on Next Page]

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: October 6, 2021        AGCO INTERNATIONAL HOLDINGS B.V., as Company

By: /s/ Roger N. Batkin
Name: Roger N. Batkin
Title: SVP, GC / Director

By: /s/ Adam Frost
Name: Adam Frost
Title: Director

[Notation of Guarantee and Trustee’s Certificate of Authentication Follow]

NOTATION OF GUARANTEE

AGCO Corporation, a Delaware corporation (the “Guarantor”, which term includes any successor thereto under the Indenture (the “Indenture”) referred to in the security on which this notation is endorsed (the “Security”)), has unconditionally guaranteed, pursuant to the terms of the Guarantee contained in the Indenture, the due and punctual payment of the principal of and any premium and interest on this Security, when and as the same shall become due and payable in accordance with the terms of this Security and the Indenture.
The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture and the Security. Reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.
The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.
.
AGCO CORPORATION

By: /s/ Andrew H. Beck
Name: Andrew H. Beck
Title: SVP

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

HSBC Bank USA, National Association,
as Trustee

By:	/s/ Nimish Pandey
Authorized Signatory
Dated: October 6, 2021

CERTIFICATE OF EFFECTUATION

Euroclear,
as common safekeeper
By:	/s/ Karin Desmedt
Authorized Signatory

REVERSE OF 0.800% SENIOR NOTE DUE 2028

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under that certain Indenture dated as of October 6, 2021, by and among the Company, as Issuer, AGCO Corporation, a Delaware corporation, as Guarantor (herein called the “Guarantor”), and HSBC Bank USA, National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture (as defined below)) and as further amended or supplemented from time to time, herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantor, the Trustee, Registrar, Transfer Agent and HSBC Bank USA, National Association, as initial Paying Agent, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee, the Registrar, the Transfer Agent and the Paying Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “Notes”) which is unlimited in aggregate principal amount.

HSBC Bank USA, National Association shall initially serve as Paying Agent with respect to the Notes, with the Place of Payment for all Notes initially being the following office of the initial Paying Agent: 452 Fifth Avenue, New York, New York 10018. The Trustee shall initially serve as Transfer Agent and Registrar with respect to the Notes, and the Notes may be registered for transfer or exchange at the office of the Registrar at 452 Fifth Avenue, New York, New York 10018. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent, Transfer Agent or Registrar for the Notes, to appoint additional or other Paying Agents, Transfer Agents or Registrars for the Notes and to approve any change in the office through which any Paying Agent, Transfer Agent or Registrar for the Notes acts.

Prior to August 6, 2028 (the “Par Call Date”), the Notes will be redeemable, in whole or in part from time to time, at the Issuer’s option as set forth below. The Company may redeem such Notes at a redemption price equal to the greater of:
•100% of the principal amount of the notes being redeemed; and
•the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest in respect of the notes being redeemed that would be due if the notes being redeemed matured on the Par Call Date (in each case, not including the amount, if any, of unpaid interest accrued to, but excluding, the redemption date) discounted to the redemption date on an annual, ACTUAL/ACTUAL basis (in accordance with the rules of the International Capital Markets Association)) at the applicable Comparable Government Bond Rate plus 20 basis points.
Beginning on August 6, 2028, the Company may redeem the Notes, in whole or in part from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed.

In each case, the Company will also pay the accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.
The Notes are also subject to redemption for tax reasons as described in the Indenture.

Additional Amounts will be paid in respect of any payments of interest or principal so that the amount a Holder receives after the imposition of withholding tax by the Relevant Jurisdiction will not be less than the amount that the Holder would have received if no withholding tax had been applicable, subject to the exceptions described in the Indenture.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), the Company will be required, unless it has given written notice with respect to a redemption of the Notes, within a specified period, to make an offer to purchase all Notes at a price equal to 101% of the aggregate principal amount outstanding on the date of such change of control triggering event, plus accrued and unpaid interest, if any, from the date of initial issuance to, but not including, the repurchase date.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute, or to order or direct the Trustee to institute, any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

The payment by the Company of the principal of, premium, if any, and interest on the Notes, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, including any Additional Amounts required to be paid, is unconditionally and irrevocably guaranteed by the Guarantor.

No reference herein to the Indenture and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Notes at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                    as tenants in common

TEN ENT -                    as tenants by the entireties

JT TEN -    as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -             ______________________________ Custodian for
(Cust)

                        ______________________________
(Minor)

Under Uniform Gifts to Minors Act of

_______________________________
(State)

Additional abbreviations may also be used though not on the above list.

To assign this Note, fill in the following form:

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

___________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_______________ __, ____

                            ____________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

    If you elect to have this Note purchased by the Company pursuant to the Indenture, check this box: □

    If you want to elect to have only part of this Note purchased by the Company pursuant to the Indenture, state the amount in principal amount (must be at least €100,000 and integral multiples of €1,000 in excess thereof):
€ _________________________

Date: ______________    Your Signature: _____________________________________
    (Sign exactly as your name appears on the other side of the Security)
Signature Guarantee: _________________________________________________________
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
AGCO Corporation
4205 River Green Parkway
Duluth, Georgia 30096
Attention: General Counsel
AGCO International Holdings B.V.
Horsterweg 66a,
Grubbenvorst 5971 NG,
The Netherlands
Attention: General Counsel

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: CTLA Deal Management
Email: ctlanydealmanagement@us.hsbc.com

Re: 0.800% Senior Notes due 2028
Reference is hereby made to the Indenture, dated as of October 6, 2021 (the “Indenture”) among, inter alios, AGCO International Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, with corporate seat in Grubbenvorst and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 12067080 (the “Issuer”), AGCO Corporation, a Delaware corporation (the “Guarantor”), and HSBC Bank USA, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €__________ in such Note[s] or interests (the “Transfer”), to     _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial holder). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
2.    [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;
or
(c)    [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
4.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
(a)    [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    [ ] a beneficial interest in the Regulation S Global Note (ISIN [ ]), or
(b)    [ ] a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    [ ] a beneficial interest in the:
(i)    [ ] Regulation S Global Note (ISIN [ ]), or
(ii)    [ ] Unrestricted Global Note (ISIN [ ]); or
(b)    [ ] a Restricted Definitive Note; or
(c)    [ ] an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
AGCO Corporation
4205 River Green Parkway
Duluth, Georgia 30096
Attention: General Counsel
AGCO International Holdings B.V.
Horsterweg 66a,
Grubbenvorst 5971 NG,
The Netherlands
Attention: General Counsel

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: CTLA Deal Management
Email: ctlanydealmanagement@us.hsbc.com

Re: 0.800% Senior Notes due 2028
Reference is hereby made to the Indenture, dated as of October 6, 2021 (the “Indenture”) among, inter alios, AGCO International Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, with corporate seat in Grubbenvorst and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 12067080 (the “Issuer”), AGCO Corporation, a Delaware corporation (the “Guarantor”), and HSBC Bank USA, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of €__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
a)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the

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Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
b)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
c)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
d)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities

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Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
a)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
b)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated ____________________.

[Insert Name of Owner]
By:
Name:
Title:
Dated: ____________________

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